UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

GENTIVA HEALTH SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 17, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Gentiva Health Services, Inc. to be held on Thursday, May 14, 2009, at 9:30 a.m., at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339.

Details about the meeting, nominees for the Board of Directors and other matters to be acted upon are presented in the Notice of Annual Meeting of Shareholders and the Proxy Statement that follow.

Your vote is important. You may vote by completing, signing, dating and returning the accompanying proxy promptly in the envelope provided, or you may vote on the Internet or by telephone. This will assure that your shares will be represented and voted at the Annual Meeting even if you do not attend.

Thank you for your continued support, and we look forward to greeting you personally if you are able to be present.

Sincerely,

Ronald A. Malone	Tony Strange
Chairman	Chief Executive Officer and President

GENTIVA HEALTH SERVICES, INC.

3350 RIVERWOOD PARKWAY, SUITE 1400

ATLANTA, GEORGIA 30339

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 14, 2009

The Annual Meeting of Shareholders of Gentiva Health Services, Inc., a Delaware corporation, will be held on Thursday, May 14, 2009, at 9:30 a.m., at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, for the following purposes:

(1)	To elect six directors, each to serve until the 2010 Annual Meeting of Shareholders;

(2)	To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2010;

(3)	To consider and vote upon a proposal to amend and restate the Gentiva Health Services, Inc. 2004 Equity Incentive Plan; and

(4)	To transact such other business as may properly come before the meeting or any adjournments thereof.

Information relating to the above matters is contained in the attached Proxy Statement. Only shareholders of record at the close of business on March 16, 2009 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 14, 2009: the Notice of Annual Meeting, the Proxy Statement and the 2008 Annual Report to Shareholders of Gentiva Health Services, Inc., including the Annual Report on Form 10-K for the fiscal year ended December 28, 2008, are available at www.proxyvote.com.

By Order of the Board of Directors

Stephen B. Paige

Senior Vice President, General Counsel

and Secretary

Dated: April 17, 2009

Atlanta, Georgia

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE VOTE BY COMPLETING, SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY PROMPTLY, OR PLEASE VOTE ON THE INTERNET OR BY TELEPHONE. IF YOU DO ATTEND AND DECIDE TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY.

PROXY STATEMENT

GENERAL INFORMATION

Introduction

We are providing this Proxy Statement to the shareholders of Gentiva Health Services, Inc. in connection with the solicitation of proxies by our Board of Directors to be voted at the 2009 Annual Meeting of Shareholders and at any adjournments of that meeting. The 2009 Annual Meeting of Shareholders of Gentiva Health Services, Inc. will be held on Thursday, May 14, 2009, at 9:30 a.m., at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is soliciting proxies to be used at the Annual Meeting and any adjournment and is furnishing this Proxy Statement and the accompanying proxy in connection with its solicitation. Only shareholders of record at the close of business on March 16, 2009 are entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying proxy are first being sent or given or otherwise made available to shareholders on or about April 17, 2009.

When used in this Proxy Statement, the terms “we,” “us,” “our,” “Gentiva” and the “Company” refer to Gentiva Health Services, Inc.

The Notice of Annual Meeting, the Proxy Statement and the 2008 Annual Report to Shareholders of Gentiva Health Services, Inc., including the Annual Report on Form 10-K for the fiscal year ended December 28, 2008, are available at www.proxyvote.com.

The securities that can be voted at the Annual Meeting consist of our common stock, $.10 par value per share. At the close of business on March 16, 2009, the record date for determining shareholders entitled to vote at the Annual Meeting, 29,130,435 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

Voting Procedures

You may vote by completing, signing, dating and returning the accompanying proxy promptly in the envelope provided, or you may vote on the Internet or by telephone. Any signed proxy cards received with no instructions, whether the cards come from shareholders who are “shareholders of record” (meaning the shares are registered directly in their name), or shareholders who are “beneficial owners” (meaning that the shares are held in a stock brokerage account or by a bank or other nominee), will be voted in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends that you vote FOR all of the nominees to the Board of Directors, FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, and FOR the approval of the amendment and restatement of the Gentiva Health Services, Inc. 2004 Equity Incentive Plan.

Revocability of Proxies

A shareholder of record who executes and returns a proxy may revoke it at any time before it is voted by giving notice in writing to our Secretary, by subsequently voting on the Internet or by telephone, by granting a subsequent proxy or by appearing in person and voting at the meeting. Any shareholder attending the meeting and entitled to vote may vote in person whether or not the shareholder has previously submitted a proxy. Please note, however, that under the rules of the national stock exchanges, any beneficial owner of our common stock whose shares are held in street name by a member brokerage firm may revoke his or her proxy and vote his or her shares in person at the Annual Meeting only in accordance with applicable rules and procedures of the exchanges as followed by the beneficial owner’s brokerage firm.

Quorum; Abstentions and Broker Non-Votes

A majority of all the shares of common stock entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum at the Annual Meeting, and an inspector of election appointed for the meeting will determine whether a quorum is present. Proxies marked as abstentions and “broker non-votes” are counted in determining whether a quorum is present. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner on a particular matter and that nominee does not possess or choose to exercise discretionary voting authority. Proxies marked as abstentions with respect to a proposal will have the effect of a negative vote as to that proposal. For Proposal 3 as set forth in the Notice of Annual Meeting of Shareholders, which we believe is the only non-discretionary proposal, “broker non-votes” will have the effect of neither a vote for nor a vote against the proposal and will have the effect of reducing the number of affirmative votes required to achieve a majority vote. Proxies marked to withhold authority to vote for a director will be counted in determining whether a quorum is present but will have no other effect on the election of directors. Broadridge Financial Solutions, Inc. will count the votes and provide an Inspector of Election at the Annual Meeting.

Additional Matters

Gentiva, whose principal executive offices are now located at 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339, was incorporated in Delaware in August 1999.

We are making available or mailing to you a copy of our 2008 Annual Report to Shareholders, including a copy of our Form 10-K for the fiscal year ended December 28, 2008, with this Notice of Annual Meeting and Proxy Statement. Copies also are available on the website www.proxyvote.com. The Annual Report and Form 10-K are not deemed part of the soliciting material for the proxy.

If you would like directions to attend the Annual Meeting and vote in person, please call us at (770) 951-6450.

PROPOSAL 1

ELECTION OF DIRECTORS

All our directors stand for election on an annual basis and serve a one year term upon election. In addition, any director elected by the Board of Directors to fill a newly created directorship or to fill a vacancy on the Board of Directors will hold office for a term ending at the next annual meeting of shareholders after the director’s election.

Our Board of Directors currently consists of eleven members, Victor F. Ganzi, Stuart R. Levine, Ronald A. Malone, Mary O’Neil Mundinger, Stuart Olsten, John A. Quelch, Tony Strange, Raymond S. Troubh, Josh S. Weston, Gail R. Wilensky and Rodney D. Windley. Messrs Ganzi, Malone, Olsten, Strange, Troubh and Windley are standing for re-election at this year’s Annual Meeting. Each has consented to serve another term as a director if re-elected. Messrs. Levine, Weston and Drs. Mundinger, Quelch and Wilensky notified us between March 23, 2009 and March 26, 2009 that they would not be standing for re-election at the Annual Meeting. For further information regarding the decisions of these five directors not to stand for re-election, see the discussion under “Corporate Governance—Independent Directors” below.

The Corporate Governance and Nominating Committee of the Board of Directors recommended the slate of six nominees to the Board of Directors for its approval. The Board has recommended the slate of six nominees to the shareholders for approval at the Annual Meeting. Shareholders will only be voting to elect six persons as directors at the Annual Meeting. Effective upon the election of directors at the Annual Meeting, the Board of Directors has reduced its size from eleven members to six members, in accordance with our By-Laws.

As a result, immediately following the Annual Meeting our Board of Directors will consist of six members, of which three directors, Messrs. Ganzi, Olsten and Troubh, are independent as defined by listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). Consequently, a majority of our Board will not be independent under the Nasdaq definition of independence following the Annual Meeting until we add another independent director to the Board. We anticipate that we will expand the size of the Board of Directors to nine members and are seeking additional qualified candidates who are independent and who would be added to the Board by a vote of directors, in accordance with authority provided to the Board in our By-Laws. We intend to meet the requirement of having a majority of independent directors on our Board as soon as practicable following the Annual Meeting, and in any event prior to the expiration of any cure period permitted under Nasdaq listing standards.

The vote of a plurality of the shares of common stock present or represented and entitled to vote at the Annual Meeting is required for election as a director. Proxies will be voted at the meeting for the election as directors of the six nominees, unless authority to do so is withheld. If for any reason any of the nominees is not a candidate when the election occurs (which is not expected), the proxies may be voted for a substitute nominee or nominees.

The Board of Directors recommends that you vote FOR the election of Victor F. Ganzi, Ronald A. Malone, Stuart Olsten, Tony Strange, Raymond S. Troubh, and Rodney D. Windley.

Information as to Nominees for Director

The following information, as reported to us, is shown below for each nominee for director: name, age and principal occupation; period during which he or she has served as a director; position, if any, with us; certain business experience; other directorships held; and any committees of our Board of Directors on which the nominee serves.

Victor F. Ganzi

Mr. Ganzi has served as a director of Gentiva and Chairman of the Audit Committee of the Board since November 1999, as a member of the Compensation Committee of the Board since May 2008 and as a member of the Corporate Governance and Nominating Committee of the Board since March 2009. He served as a director of Olsten Corporation from 1998 until March 2000. He was president and chief executive officer of The Hearst Corporation, a private diversified communications company with interests in magazine, newspaper and business publishing, television and radio stations and cable programming networks, from June 2002 to June 2008. He served as Hearst’s executive vice president from 1997 to June 2002 and its chief operating officer from 1998 to June 2002. He is a director and member of the audit, compensation and benefits and executive committees of Wyeth. Mr. Ganzi is 62 years old.

Ronald A. Malone

Mr. Malone has served as our Chairman of the Board of Directors since June 2002. He served as our chief executive officer from June 2002 to December 2008, as our executive vice president from March 2000 to June 2002 and as president of our home health services division from January 2001 to June 2002. Prior to joining Gentiva, he served in various positions with Olsten Corporation including executive vice president of Olsten Corporation and president, Olsten Staffing Services, United States and Canada, from 1999 to March 2000. He is a director of the National Association for Home Care & Hospice and a director and president of Alliance for Home Health Quality and Innovation. He is a director and chairman of the compensation and management development committee of Hill-Rom Holdings, Inc. Mr. Malone is 54 years old.

Stuart Olsten

Mr. Olsten has served as a director of Gentiva since November 1999 and as a member of the Audit Committee of the Board since May 2008. He served as a director of Olsten Corporation from 1986 until March 2000. From 1990 to March 2000, at various times, he served as Olsten Corporation’s chairman of the board of directors, vice chairman and president. From 2001 to March 2007, Mr. Olsten was the chairman of the operating board of MaggieMoo’s International, LLC and was its president and chief executive officer from July 2003 through December 2003. Mr. Olsten is 56 years old.

Tony Strange

Mr. Strange has served as a director of Gentiva and our chief executive officer since January 2009 and as our president and chief operating officer since November 2007. He served as executive vice president of the Company and president of Gentiva Home Health from February 2006 to November 2007. From 2001 to February 2006, Mr. Strange served as president and chief operating officer of The Healthfield Group, Inc. Mr. Strange joined Healthfield in 1990 and served in other capacities such as regional manager, vice president of development and chief operating officer, until being named president in 2001. Mr. Strange is 46 years old.

Raymond S. Troubh

Mr. Troubh has served as a director of Gentiva since November 1999, as a member of the Audit Committee of the Board since May 2000, as a member of the Compensation Committee of the Board since May 2008 and as a member of the Corporate Governance and Nominating Committee of the Board since March 2009. He served as a member of the Compensation, Corporate Governance and Nominating Committee of the Board from November 1999 to May 2008. He served as a director of Olsten Corporation from 1993 until March 2000. He has been a financial consultant for more than five years. He is a director, chairman of the compensation committee and member of the audit committee of Diamond Offshore Drilling Inc., a director and member of the compensation committee of General American Investors Company, and a director, chairman of the nominating and corporate governance committee and a member of the audit committee of Wendy’s/Arby’s Group, Inc. Mr. Troubh is 82 years old.

Rodney D. Windley

Mr. Windley has served as a director of Gentiva since February 2006, when he was elected to the Board and appointed Vice Chairman of the Board in connection with the completion of our acquisition of The Healthfield Group, Inc. He has served as a member of the Clinical Quality Committee of the Board since May 2008. Mr. Windley, Healthfield’s founder, had served as its chairman and chief executive officer since its inception in 1986 until the completion of the acquisition. Mr. Windley is president of the Georgia Association for Home Care and vice chairman of the Georgia Chapter of the March of Dimes. He is also chair emeritus of Fragile Kids Foundation, Inc., having started the charity in 1992. Mr. Windley is 61 years old.

CORPORATE GOVERNANCE

Independent Directors

In accordance with Nasdaq listing standards, we seek to ensure that at least a majority of our Board is independent under the Nasdaq definition of independence, and that the members of the Board as a group maintain the requisite qualifications under Nasdaq listing standards for populating the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee and the Board of Directors have determined that Victor F. Ganzi, Stuart R. Levine, Mary O’Neil Mundinger, Stuart Olsten, John A. Quelch, Raymond S. Troubh, Josh S. Weston and Gail R. Wilensky do not have any relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors and are independent in accordance with Nasdaq listing standards. In addition, we define “independent director” in the charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, all of which may be found on our website at www.gentiva.com. Each member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee is independent in accordance with the Nasdaq listing standards and, in the case of a member of the Audit Committee, in accordance with the rules of the Securities and Exchange Commission, and satisfies the definition of “independent director” set forth in the respective committee charter.

The independent directors generally meet in executive session on the dates when regularly scheduled Board meetings are held. Mr. Levine, the Board’s current Lead Director, presides over the executive sessions of the independent directors. As previously reported, following the Annual Meeting Mr. Levine will no longer be serving as a director and therefore will no longer serve as Lead Director.

As we reported in our Form 8-K filed with the Securities and Exchange Commission on March 27, 2009, Messrs. Levine, Weston and Drs. Mundinger, Quelch and Wilensky notified us that they would not stand for re-election at the Annual Meeting. In his notice, Mr. Weston referred to his disagreement with policies or practices of the Company relating to a special Board meeting held on March 22, 2009. Although the notices from Mr. Levine and Drs. Quelch, Mundinger and Wilensky did not evidence a disagreement with any of our operations, policies or practices, we believe that differences of opinion existed, from time to time, among directors regarding various issues relating to Board governance. We also believe that circumstances surrounding the special Board meeting held on March 22, 2009 were a factor that contributed to the decisions of these four directors not to stand for re-election at the Annual Meeting.

As a result of the decisions of Messrs. Levine, Weston and Drs. Mundinger, Quelch and Wilensky not to stand for re-election at the Annual Meeting, following that meeting we will not have a majority of independent directors on the Board until we add another independent director to the Board. We anticipate that we will expand the size of the Board of Directors to nine members and are seeking additional qualified candidates who are independent and who would be added to the Board by a vote of directors, in accordance with authority provided to the Board in our By-Laws. We intend to meet the requirement of having a majority of independent directors on our Board as soon as practicable following the Annual Meeting, and in any event prior to the expiration of any cure period permitted under Nasdaq listing standards.

Meetings of the Board and its Committees

Our Board of Directors currently consists of eleven members. During the past fiscal year, the Board held 14 meetings. In May 2008, the Board reorganized the Compensation, Corporate Governance and Nominating Committee into a separate Compensation Committee and a separate Corporate Governance and Nominating Committee. The Board now has four standing committees, an Audit Committee, a Clinical Quality Committee, a Compensation Committee and a Corporate Governance and Nominating Committee, whose principal functions are briefly described below. None of the members of any committee is an employee or officer of Gentiva, and, except for Mr. Windley’s service as a member of the Clinical Quality Committee, each is “independent”.

During 2008, each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and all committees on which the director served during the period that the director served. All of our Board members attended our 2008 Annual Meeting. It is our policy to encourage our Board members to attend the Annual Meeting.

Audit Committee

The principal functions and responsibilities of the Audit Committee include:

•	overseeing our internal control structure, financial reporting and legal and compliance programs;

•	reviewing and selecting the independent registered public accounting firm to audit our consolidated financial statements;

•	receiving and acting on reports and comments from our independent registered public accounting firm and approving the firm’s fees;

•	reviewing critical accounting principles and estimates employed in our financial reporting;

•

reviewing our annual audited consolidated financial statements and unaudited quarterly financial statements with management and our independent registered public accounting firm and recommending inclusion of the audited financial statements in our annual report on Form 10-K and the unaudited financial statements in our quarterly reports on Form 10-Q;

•	maintaining direct lines of communication with the Board of Directors and our management, internal auditing staff and independent registered public accounting firm; and

•	reporting to the Board of Directors a summary of its findings and recommendations.

Mr. Ganzi serves as the Chairman, and Messrs. Olsten, Troubh and Weston currently serve as members, of the Audit Committee. As previously reported, following the Annual Meeting Mr. Weston will no longer be serving as a director and therefore will no longer be a member of the Audit Committee. The Committee met seven times in 2008. The Board of Directors has adopted a written charter for the Audit Committee, as amended in February 2009, which is posted on our website at www.gentiva.com under the Investors section. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has determined that each member of the Audit Committee is “independent” under the heightened independence standards required for members of the Audit Committee by the Nasdaq listing standards, the rules of the Securities and Exchange Commission and the Audit Committee Charter. The Board of Directors has also determined that Victor F. Ganzi is an “audit committee financial expert,” as that term is defined by rules and regulations of the Securities and Exchange Commission.

Clinical Quality Committee

The principal functions and responsibilities of the Clinical Quality Committee include:

•	providing oversight of our clinical leadership in the development of leading edge clinical strategies and practices;

•	monitoring our performance against established internal and external benchmarking regarding clinical performance and outcomes;

•	facilitating the development of industry best practices based on internal and external data comparisons;

•	fostering enhanced awareness of our clinical performance by the Board of Directors and external sources;

•	establishing a long term, strategic clinical vision for Gentiva; and

•	reporting to the Board of Directors a summary of its findings and recommendations.

Dr. Mundinger currently serves as the Chairwoman, and Dr. Quelch, Dr. Wilensky and Mr. Windley currently serve as members, of the Clinical Quality Committee. As previously reported, following the Annual Meeting Drs. Mundinger, Quelch and Wilensky will no longer be serving as directors and therefore will no longer be members of the Clinical Quality Committee. We will reconstitute the members of the Clinical Quality Committee following the Annual Meeting. The Committee met three times in 2008. The Board of Directors has adopted a written charter for the Clinical Quality Committee, which is posted on our website at www.gentiva.com under the Investors section.

Compensation Committee

The principal functions and responsibilities of the Compensation Committee include:

•	overseeing and administering our executive compensation policies, plans and practices;

•	establishing and adjusting from time to time compensation for our Chief Executive Officer and our other executive officers;

•	authorizing the issuance of stock options, stock awards and other awards under our 2004 Equity Incentive Plan;

•	administering our Executive Officers Bonus Plan;

•	overseeing succession planning for our Chief Executive Officer and other key executives;

•	advising the Board on trends in compensation programs for directors, with a view towards aligning such compensation with shareholder interests; and

•	reporting to the Board of Directors a summary of its findings and recommendations.

Mr. Levine currently serves as Chairman, and Messrs. Ganzi, Troubh and Weston currently serve as members, of the Compensation Committee. As previously reported, following the Annual Meeting Messrs. Levine and Weston will no longer be serving as directors and therefore will no longer be members of the Compensation Committee. The Committee met 12 times in 2008, including meetings of the Compensation, Corporate Governance and Nominating Committee prior to May 2008. The Board of Directors has adopted a written charter for the Compensation Committee, which is posted on our website at www.gentiva.com under the Investors section. The Board has determined that each of the members of the Committee is an “independent director” as defined under Nasdaq listing standards, is a “non-employee director” as defined in the charter and in Rule 16b-3 under the Exchange Act, and is an “outside director” as defined under Section 162(m) of the Internal Revenue Code and related regulations.

Compensation Committee Process

Our Compensation Committee is responsible for determining the compensation of our Chief Executive Officer and our other executive officers. The Committee is responsible for administering our Executive Officers Bonus Plan, establishing goals and objectives relevant to executive compensation, and evaluating our executive officers’ performance. The Committee is also responsible for advising the Board of Directors about trends in director compensation and proposing guidelines regarding director compensation matters. The Committee makes recommendations to our Board of Directors regarding our incentive compensation and equity compensation plans and approves awards under our equity compensation plans. The Committee also oversees our benefit plans and evaluates any proposed new retirement or executive benefit plans. The Committee may delegate its plan administrative duties, and in 2006 delegated its authority to administer Gentiva’s Employee Stock Purchase Plan to our Benefits Plan Administrative Committee, which is appointed by the Board of Directors.

The Compensation Committee has sole authority, without full Board action, to retain and terminate outside advisors, such as compensation consultants. In 2008, the firm of Frederic W. Cook & Co., Inc. was again engaged by the Committee to provide information and recommendations regarding executive officer compensation, including equity grants, as discussed in more detail in the Compensation Discussion and Analysis below.

The Compensation Committee generally receives proposals and information from its compensation consultant and from the Chief Executive Officer for its consideration regarding executive compensation. As discussed below in the Compensation Discussion and Analysis, Mr. Malone, our Chief Executive Officer through December 31, 2008, worked closely with the Committee to maintain an open dialogue regarding our goals, progress towards achievement of those goals and expectations for future performance, and made recommendations regarding the compensation of our executive officers other than himself.

Early in the year, our Compensation Committee generally reviews our executive officers’ compensation, approves any salary increases (unless approved at the end of the prior year) and equity grants, evaluates and approves discretionary profit sharing contributions and the annual bonus awards for the prior year, and establishes the performance goals for the upcoming year. Throughout the year, the Committee oversees recruiting for executive positions and approves compensation for newly hired or promoted executives. The Committee also reviews our general employee benefit plans and approves changes as needed. At the end of the year, the Committee generally meets to review executive compensation and discuss potential compensation to be approved for the following year, and may approve salary increases or other compensation items for the following year.

Compensation Committee Interlocks and Insider Participation

None of the directors on the Compensation Committee is or was formerly an officer or employee of Gentiva or had any relationship or related party transaction requiring disclosure under the rules of the Securities and Exchange Commission. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Corporate Governance and Nominating Committee

The principal functions and responsibilities of the Corporate Governance and Nominating Committee include:

•	monitoring and safeguarding the independence of our Board of Directors;

•	overseeing and reviewing our processes for providing information to the Board;

•

seeking, considering and recommending qualified candidates for election as directors and recommending a slate of nominees for election by the shareholders at the Annual Meeting, subject to the approval of the Board of Directors;

•	consulting with management and the Board on matters of corporate culture and values;

•	recommending guidelines on director orientation and director continuing education programs to our Board; and

•	reporting to the Board of Directors a summary of its findings and recommendations.

Dr. Wilensky currently serves as Chairwoman and Messrs. Ganzi and Troubh serve as members of the Corporate Governance and Nominating Committee. As previously reported, following the Annual Meeting Dr. Wilensky will no longer be serving as a director and therefore will no longer be a member of the Corporate Governance and Nominating Committee. Mr. Levine and Dr. Quelch served as members of the Corporate Governance and Nominating Committee from May 2008 until March 2009. The Committee met nine times in 2008, including meetings of the Compensation, Corporate Governance and Nominating Committee prior to May 2008. The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, as amended in March 2009, which is posted on our website at www.gentiva.com under the Investors section. The Board has determined that each of the members of the Committee is an “independent” director as defined under Nasdaq listing standards.

Consideration of Director Nominees

The Corporate Governance and Nominating Committee will consider recommendations for director nominees from an array of sources, including members of our Board, management and shareholders. Shareholders who would like the Corporate Governance and Nominating Committee to consider a prospective candidate should submit the candidate’s name, biographical data and qualifications, as well as a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director, to Gentiva’s Secretary, Gentiva Health Services, Inc., 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339. Submissions of names (and other required information) by shareholders of prospective candidates for consideration by the Committee for nomination and election at our 2010 Annual Meeting of Shareholders must be received in writing by us at the above address on or after October 9, 2009 and on or before December 9, 2009. The Committee reserves the right to request additional information from the candidate to assist the Committee in the evaluation process.

The Corporate Governance and Nominating Committee believes that all members of the Board should have the highest professional and personal ethics and values and have a record of outstanding ability and judgment. Directors should be committed to enhancing shareholder value and have sufficient time to attend meetings and participate effectively on the Board. Each director is expected to represent the interests of all shareholders.

While there is no firm requirement of minimum qualifications or skills that a director candidate must possess, the Corporate Governance and Nominating Committee will evaluate director candidates based on a number of factors, including their independence, business judgment, leadership ability, experience in developing and analyzing business strategies, experience in the health care industry, strategic vision and financial literacy, and, for incumbent directors, their past performance. All members of the Board may interview the final candidates. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by shareholders.

In accordance with Nasdaq listing standards, we also seek to ensure that at least a majority of our Board is independent under the Nasdaq definition of independence, and that the members of the Board as a group maintain the requisite qualifications under Nasdaq listing standards and under our committee charters for populating the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

Once the Corporate Governance and Nominating Committee has evaluated the director candidates as described above, it recommends the slate of nominees to the Board of Directors for its approval. The Board then recommends the slate of nominees to the shareholders for their approval at the next annual meeting of shareholders.

Shareholder Communications

The Board of Directors has established a process for shareholders to send communications to the Board. Shareholders may communicate with the Board generally or with a specific director at any time by writing to Gentiva’s Secretary, Gentiva Health Services, Inc., 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339. The Secretary will forward communications to the director to whom they are addressed, or, if addressed to the Board generally, to the Chair of the Corporate Governance and Nominating Committee.

Code of Ethics

We have adopted two codes of ethics, a Code of Ethics for Senior Financial Officers (including the Chief Executive Officer) and a Code of Business Conduct and Ethics, which is applicable to all of our employees, officers and directors. The codes are designed to promote honest and ethical conduct by our employees, officers and directors, and each is posted on our website at www.gentiva.com under the Investors section.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 16, 2009, the record date for our Annual Meeting (unless otherwise indicated), the amount of beneficial ownership of our common stock by:

•	our executive officers who are named in the Summary Compensation Table;

•	each current director and nominee for director;

•	each beneficial owner of more than five percent of our common stock; and

•	all of our executive officers and directors as a group.

For the purpose of the table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after March 16, 2009 through the exercise of stock options or exchange or conversion rights, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount of Shares of Common Stock and Nature of Beneficial Ownership(1)(2)(3)(4)	Percent of Class Owned (if more than 1%)
Ronald A. Malone	540,012	1.8%
Stephen B. Paige	74,260	—
John R. Potapchuk	280,008	—
Brian D. Silva	10,000	—
Tony Strange(5)	361,995	1.2%
Victor F. Ganzi	76,092	—
Stuart R. Levine	34,404	—
Mary O’Neil Mundinger	32,395	—
Stuart Olsten(6)	233,053	—
John A. Quelch	9,841	—
Raymond S. Troubh(7)	183,701	—
Josh S. Weston	34,085	—
Gail R. Wilensky	35,559	—
Rodney D. Windley(8)	1,307,514	4.5%
Barclays Global Investors, NA(9) 45 Fremont Street San Francisco, CA 94105	1,971,150	6.8%
Wells Fargo & Company(10) 420 Montgomery Street San Francisco, CA 94104	1,641,040	5.6%
Dimensional Fund Advisors LP(11) 1299 Ocean Avenue Santa Monica, CA 90401	1,528,739	5.2%
All executive officers and directors as a group (16 persons)(12)	3,131,147	10.3%

(1)	Unless otherwise indicated, the shareholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.
(2)	Includes beneficial ownership of the following number of shares that may be acquired upon exercise of presently exercisable stock options under our 1999 Stock Incentive Plan and 2004 Equity Incentive Plan: Mr. Malone—524,656; Mr. Paige—67,000; Mr. Potapchuk—236,250; Mr. Silva—10,000; Mr. Strange—83,750; Dr. Mundinger—17,500; Mr. Olsten—34,345; Mr. Troubh—17,500; and Dr. Wilensky—17,500.
(3)	Includes beneficial ownership of the following number of whole shares acquired and currently held under our Employee Stock Purchase Plan, as amended: Mr. Malone—15,356; Mr. Paige—7,260; Mr. Potapchuk—12,446; and Mr. Strange—4,182.
(4)	Includes beneficial ownership of the following number of shares representing the equivalent of units deferred under our Stock & Deferred Compensation Plan for Non-Employee Directors: Mr. Ganzi—23,459;

Mr. Levine—15,401; Dr. Mundinger—12,444; Mr. Olsten—23,459; Dr. Quelch—7,341; Mr. Troubh—20,429; Mr. Weston—12,453; Dr. Wilensky—12,515; and Mr. Windley—7,938.
(5)	In addition to the shares referred to in footnotes (2) and (3), Mr. Strange’s holdings include 186,365 shares owned directly and 87,698 shares held by RT Management, LLC with respect to which Mr. Strange shares voting and investment power with Rodney D. Windley, Vice Chairman of our Board of Directors. Mr. Strange is a co-manager of RT Management, LLC and owns approximately 75% of the interest in the shares held by RT Management, LLC. Mr. Strange disclaims beneficial ownership in the shares held in RT Management, LLC, except to the extent of his pecuniary interest therein.
(6)	In addition to the shares referred to in footnotes (2) and (4), Mr. Olsten’s holdings include 174,949 shares owned directly and 300 shares owned by his wife, as to which shares he disclaims beneficial ownership.
(7)	In addition to the shares referred to in footnotes (2) and (4), Mr. Troubh’s holdings include 76,024 shares owned directly and 69,748 shares owned indirectly and held in a limited partnership in which Mr. Troubh has an approximate 30% interest and of which he is the general partner.
(8)	In addition to the shares referred to in footnote (4), Mr. Windley’s holdings include 1,097,547 shares owned directly, 114,331 shares owned indirectly through a grantor retained annuity trust, and 87,698 shares held by RT Management, LLC with respect to which Mr. Windley shares voting and investment power with Tony Strange, our Chief Executive Officer and President. Mr. Windley is a co-manager of RT Management, LLC and owns approximately 25% of the interest in the shares held by RT Management, LLC. Mr. Windley disclaims beneficial interest in the shares held in RT Management, LLC, except to the extent of his pecuniary interest therein.
(9)	The amount shown and the following information are derived from the Schedule 13G, filed with the Securities and Exchange Commission on February 5, 2009, by Barclays Global Investors, N.A., reporting beneficial ownership as of December 31, 2008. According to the Schedule 13G, Barclays Global Investors, N.A. reported beneficial ownership of 746,339 shares of our common stock and had sole voting power as to 678,208 of the shares and sole dispositive power as to all of the shares; Barclays Global Fund Advisors reported beneficial ownership of 1,205,201 shares and had sole voting power as to 877,061 of these shares and sole dispositive power as to all of these shares; Barclays Global Investors, LTD reported beneficial ownership of 19,610 shares and sole voting power as to 1,125 of these shares and sole dispositive power as to all of these shares. The Schedule 13G indicates that the shares reported are held by Barclays Global Investors, N.A. in trust accounts for the economic benefit of the beneficiaries of those accounts.
(10)	The amount shown and the following information are derived from Amendment No. 3 to Schedule 13G, filed with the Securities and Exchange Commission on January 29, 2009, by Wells Fargo & Company (“Wells Fargo”), reporting beneficial ownership as of December 31, 2008. According to amended Schedule 13G, Wells Fargo reported beneficial ownership of 1,641,040 shares, and had sole voting power as to 1,620,370 shares of our common stock, sole dispositive power as to 1,629,623 shares and shared dispositive power as to 7,529 shares of our common stock. Wells Capital Management Incorporated, a subsidiary of Wells Fargo and a registered investment adviser, reported beneficial ownership of 1,590,865 shares, over which it had sole voting power as to 323,818 shares and sole dispositive power as to 1,590,865 shares.
(11)	The amount shown and the following information are derived from Amendment No. 2 to Schedule 13G, filed with the Securities and Exchange Commission on February 9, 2009, by Dimensional Fund Advisors LP (“Dimensional”), reporting beneficial ownership as of December 31, 2008. According to the amended Schedule 13G, Dimensional reported beneficial ownership of 1,528,739 shares of our common stock, with sole dispositive power as to all of the shares and sole voting power as to 1,452,994 of the shares. Dimensional, a registered investment advisor, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares and may be deemed to be the beneficial owner of the shares. Dimensional disclaims beneficial ownership of the shares.
(12)	Includes 1,987,207 shares owned directly and indirectly by current executive officers and directors, 1,008,501 shares that may be acquired upon exercise of presently exercisable stock options and 135,439 shares representing shares deferred as share units.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Through our compensation program and each element in the program, we seek to attract, motivate and retain executive officers and to align the interests of our executive officers with the interests of our shareholders. At the same time, we seek to reinforce and support the objectives, priorities and core values of Gentiva, including providing superior quality care, ensuring a culture of compliance, and treating all employees and patients with respect. The principal elements of our compensation program are as follows:

•	competitive base salaries,

•	annual cash incentive opportunities, and

•	longer term equity awards.

We also provide our executive officers with certain other benefits and perquisites that are discussed below under “Other Compensation.” The Compensation Committee of our Board of Directors oversees our executive compensation program.

In 2008, we continued our focus from previous years on recruiting and retaining our clinical personnel, improving and expanding services provided to our patients and customers, growing and developing internal personnel resources, including succession planning for key executive positions, and achieving our financial, operational and clinical goals. The Committee also continued to place significant emphasis on the role of executives in setting and communicating our culture of compliance to our employees and our other constituencies. Consequently, the Compensation Committee included these considerations in its evaluations of our executive officers’ performance and individual merit.

As discussed in more detail below, our focus on succession planning was reflected at our most senior management level in late 2007 through 2008. In November 2007, our Board of Directors promoted Mr. Tony Strange, who was then our Executive Vice President and President of Gentiva Home Health, to President and Chief Operating Officer of Gentiva. Subsequently, in November 2008, we announced that, effective January 1, 2009, Mr. Strange would be promoted to Chief Executive Officer and elected as a director, with Mr. Ronald A. Malone transitioning from the Chief Executive Officer role but continuing to serve as an employee of the Company as Chairman of the Board of Directors.

Independent Compensation Consultant and Peer Group Analysis

In 2008, the Compensation Committee again engaged Frederic W. Cook & Co., Inc. as its independent compensation consultant to provide the Committee with competitive market data for its consideration and to assist the Committee in setting compensation for our executive officers. The Committee annually evaluates, with the assistance of its consultant, the composition of the peer group that it uses for analysis of competitive market data. In 2008, the Committee used the peer group developed in mid-2007. The Committee believes that this peer group consists of companies that align well with Gentiva’s business, operations and size, focusing on companies that provide services similar in nature to those provided by Gentiva. The peer group for 2008 consisted of the following companies:

Amedisys, Inc.	Healthways, Inc.
AMN Healthcare Services, Inc.	LHC Group, Inc.
Apria Healthcare Group	Lincare Holdings, Inc.
Chemed Corporation	National HealthCare Corporation
Cross Country Healthcare, Inc.	Odyssey Healthcare, Inc.
Five Star Quality Care, Inc.	Option Care, Inc.

The Committee will continue to assess the composition of the most appropriate peer group on an annual basis.

Although market data is one factor that we consider to understand competitive compensation, industry trends and best practices regarding various compensation elements, in 2008 we did not follow a particular benchmark with regard to competitive data. This decision was based in large part upon our desire for flexibility in designing our compensation program. Instead, the competitive data provided us with a general gauge with which to assess current market compensation levels and practices. In addition, we do not use any particular benchmark or guideline for the mix of various elements of compensation, although we take into consideration market trends. As discussed in more detail below, along with competitive data, the Committee considered an analysis of historical compensation paid to each of the executive officers over the prior five years (or such shorter time as the individual had been employed by us), including base salary, annual incentive awards at both target and actual amounts, Black-Scholes valuations of annual long-term incentive awards and other compensation.

Role of the Chief Executive Officer

Mr. Malone, as our Chief Executive Officer through December 31, 2008, worked closely with the Compensation Committee in 2008 to maintain an open dialogue regarding our goals, progress towards achievement of those goals and expectations for future performance. Mr. Malone updated the Committee regularly on results and compensation issues and generally attended Committee meetings, except for executive sessions. Mr. Malone also provided the Committee with recommendations regarding compensation for our executive officers other than himself. In part because Mr. Malone worked closely with the Committee throughout the year and in prior years, the Committee was in a unique position to evaluate his performance and make its own determination regarding appropriate levels of compensation for him.

Tax Considerations

Section 162(m) of the Internal Revenue Code limits our tax deduction for compensation over $1,000,000 paid to our Chief Executive Officer and our three other most highly compensated named executive officers employed at the end of the year (other than our Chief Financial Officer). Compensation that meets the requirements for qualified performance-based compensation under the Internal Revenue Code is not included in this limit. Generally, the Committee takes into account the tax deductibility of compensation for executive officers in decisions regarding our executive compensation program. Accordingly, our stock options are typically designed to qualify as performance-based compensation exempt from the limit of Section 162(m). In addition, in 2008, the Committee worked with its independent legal counsel to structure our annual incentive compensation to qualify as performance-based compensation under Section 162(m). However, in order to qualify as performance-based compensation, payments must generally be formulaic, resulting in a loss of flexibility. Therefore, our Committee may provide compensation to our executive officers that may not be deductible in order to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. The Committee also desires to maintain the flexibility to provide compensation that the Committee believes more accurately reflects all of the subjective and objective factors that determine an executive’s level of success and deliver value to our shareholders.

Base Salary

Base salary is the most basic form of compensation and is integral to any competitive employment arrangement. The Committee establishes the base salary for our Chief Executive Officer and our other executive officers each year. In setting the base salaries for 2008, the Committee considered the relative importance of each executive officer’s position; the officer’s individual performance and contributions to Gentiva; the officer’s leadership contribution; and the recommendations of Mr. Malone for the base salaries of officers other than himself.

As noted above, the Committee also reviewed historical compensation information for each of the executive officers as part of its analysis in setting base salaries. The Committee used this information to review historical progression of each executive officer’s compensation and to identify variations in compensation levels among the executive officers. The Committee also considered information provided by its independent compensation consultant, including competitive market data from the peer group. In addition, in analyzing base salary levels, the Committee took into account the fact that we do not provide pension or other supplemental executive retirement plan benefits to our executive officers.

Each of Messrs. Malone, Strange, Potapchuk, Paige and Silva received increases effective January 1, 2008 based on the review discussed above. The increases in compensation approved by the Compensation Committee reflected the level of responsibility of the named executive officers as well as their individual performance in the prior year. In its consideration of individual performance, the Committee particularly recognized the efforts of the named executive officers in supporting and fostering an appropriate “tone at the top.” The increase in base salary for Mr. Strange for 2008 also reflected his expanded role and responsibilities as a result of his promotion to President and Chief Operating Officer in November 2007. The base salaries for the named executive officers for 2008 and 2007, as well as the year-over-year percentage increase, were as follows:

Named Executive Officer	2008 Base Salary	2007 Base Salary	Percentage Increase
Ronald Malone	$750,000	$700,000	7.1%
Tony Strange	$500,000	$460,000	8.7%
John Potapchuk	$400,000	$375,000	6.7%
Stephen Paige	$360,000	$330,000	9.1%
Brian Silva	$320,000	$305,000	4.9%

Annual Incentive Compensation

Under our compensation program, an important part of each executive officer’s annual cash compensation is provided under our Executive Officers Bonus Plan, and therefore is dependent on achievement of corporate performance goals and individually tailored performance criteria. We believe that this program is part of the basic package provided by companies with whom we compete for executive talent, and thus helps us remain competitive. At the same time, we believe our program motivates our executive officers to meet our objectives and focus on our priorities and core values, which form the basis for the goals and, in particular, the individual performance goals, under this program.

Early in each year, the Compensation Committee establishes corporate performance goals and individual performance goals for each executive officer, as well as a weight for each of the goals. The Committee also establishes a target level bonus amount for each executive officer as a percentage of base salary, which is used at the end of the year as the base point for determining any actual bonus payments. In setting the target bonus amounts for 2008, the Committee considered information provided by its independent compensation consultant showing comparable information from the peer group. The target bonus amounts and performance goals for 2008 are described below and in the narrative following the Summary Compensation Table.

For 2008, the Committee set Mr. Malone’s target bonus amount at 100% of base salary, the target bonus level provided under his employment agreement. The Committee increased Mr. Strange’s target bonus amount for 2008 to 70% of base salary, taking into account his promotion to President and Chief Operating Officer in late 2007 and the corresponding expansion in his responsibilities. The Committee set the target bonus amounts for our other named executive officers after considering recommendations provided by Mr. Malone and the peer group data mentioned above. The target awards for these executives were set at 60% for Mr. Potapchuk and 50% for each of Messrs. Paige and Silva, the same percentages of base salary that were used in 2007. In setting the target levels for the named executive officers, the Committee believed that the 2007 percentages were still appropriate for each executive other than Mr. Strange, particularly in light of the fact that their roles in 2008 were generally the same. The Committee also believes that these levels of annual incentive awards are consistent with the market, and provide internal consistency among our executive officers based on their levels of responsibility and contributions to our success.

The actual amount payable for annual bonuses is determined by the Compensation Committee after the end of our fiscal year, based on the extent to which performance goals were met. For 2008, the Committee set corporate goals that were based on designated categories of growth in net revenues, operating profit margin and operating profit, as well as employee retention goals in our 2008 business plan. The Compensation Committee selected financial goals that reflect key components of our corporate financial performance, to provide added incentives for achievement that benefits our Company and ultimately our shareholders. The Committee selected the retention goals in recognition of their important linkage to quality outcomes, recognizing both the high cost of employee turnover and the benefits of employee continuity. In addition, the quantitative measures selected by the Committee reflect the high standards that Gentiva set for itself in its business plan. The Committee set the following target performance levels for the 2008 corporate goals:

Financial Goals			Retention Goals
Goal	Original Target Level(1)	Target Level as Adjusted(1)	Goal	Target Level
Growth in net revenues(2):	12.0% -12.4%	12.0% -12.4%	Retention of full time registered nurses:	69.4%
Operating profit(3) margin:	8.8% - 9.0%	9.0% - 9.2%	Retention of Managers of Clinical Practice:	75.7%
Operating profit(3):	$118.5 million - $119.5 million	$112.6 million - $113.6 million	Retention of branch directors:	74.8%

(1)	At the time that it set the goals, the Committee directed that adjustments to the original target levels or actual results should take into account acquisitions or divestitures completed after March 1, 2008. Consequently, as a result of the divestiture of a majority interest in our CareCentrix ancillary care benefit management business on September 25, 2008, actual results for net revenues and original target levels for operating profit margin and operating profit were adjusted as indicated in the table above.
(2)	The Committee determined when it set the goals that annual net revenues would be calculated by excluding all non-Medicare Home Health revenues except for non-Medicare Prospective Payment System revenues paid at episodic rates. The excluded non-Medicare Home Health revenues represent lower margin business that we are in the process of reducing or eliminating.
(3)	For purposes of setting this corporate goal, operating profit is defined as EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted for special charges, restructuring and integration costs and acquisitions or divestitures completed after March 1, 2008.

Mr. Malone’s annual bonus award was structured, in part, to comply with the requirements of Section 162(m) of the Internal Revenue Code, as discussed above. As a result, the calculation of his bonus award was based on the level of achievement of the corporate goals discussed above, with the Committee having the negative discretion to reduce the amount of the award based on the achievement of Mr. Malone’s individual goals, as discussed below. However, the Committee also retained the authority to make a bonus award that does not comply with Section 162(m) if necessary to provide the flexibility to meet our overall compensation and corporate objectives. To the extent that any portion of his annual bonus award is not deductible by Gentiva under Section 162(m), Mr. Malone must defer payment of that portion in accordance with the terms of his employment agreement. For the other named executive officers, achievement of the corporate goals is weighted at approximately 60% of the total bonus award determination, with the remainder based on the achievement of individual goals. The Compensation Committee weighted the corporate goals more heavily than the individual goals because it believed that the corporate goals directly impact our business and provided the most straightforward means of judging overall performance. Nevertheless, the Committee placed a significant weight on individual goals because of the important role these goals play in providing the Committee with a mechanism to exercise its judgment with respect to its level of confidence in the performance of the individual and the decisions made by that individual throughout the year. The Committee has discretion to evaluate achievement of corporate and individual goals for the other named executive officers at the end of our fiscal year and make discretionary negative or positive adjustments in those named executive officers’ bonus amounts based on the level of achievement of those goals.

The individual goals were developed by the Compensation Committee with recommendations and input from Mr. Malone, other than individual goals for Mr. Malone himself, which were set solely by the Committee. The individual goals are based on subjective and objective criteria that are intended to support the corporate financial goals and our business plan and strategic focus for the year. Mr. Malone’s goals focus on overall corporate achievement, while the individual goals for the other named executive officers reflect Mr. Malone’s goals, but are specifically focused on each individual’s area of responsibility. The individual goals are based on the following:

Ronald A. Malone:

•     Succession planning and implementation of management development programs

•     Setting and communicating the proper cultural and behavioral tone to promote and reinforce regulatory compliance, high clinical standards and open communication

•     Implementation of certain new technology to support our clinicians

•     Development of the succeeding year’s business plan

•     Identification of potential acquisition opportunities complementary to corporate strategy

Tony Strange:

•     Growth in specialty programs and hospice

•     Expansion of sales and clinical coordination resources

•     Succession planning and personnel development in the Home Health segment

•     Enhancement of field operations organizational structure

•     Implementation of certain new technology to support our clinicians

•     Setting and communicating the proper cultural and behavioral tone

•     Enhancing his personal development as an executive officer of Gentiva

John R. Potapchuk:

•     Succession planning and personnel development in the accounting and finance department

•     Improvement in accounts receivable days sales outstanding

•     Developing and implementing departmental structural changes

•     Setting and communicating the proper cultural and behavioral tone

•     Developing and supporting the investor relations function

•     Support of corporate acquisition initiatives

•     Enhancing communications with the Board of Directors and Audit Committee

Stephen B. Paige:

•     Corporate governance initiatives

•     Management of corporate legal needs

•     Management and support of corporate acquisition initiatives

•     Enhancing communications with the Board of Directors and its committees

•     Setting and communicating the proper cultural and behavioral tone

•     Succession planning and personnel development in the legal department

Brian D. Silva:

•     Corporate succession planning and executive development

•     Development of a comprehensive, multi-year organization transition plan

•     Setting and communicating the proper cultural and behavioral tone

•     Human resources department hiring initiatives

•     Enhancing communications with the Compensation Committee

The individual goals are intended to add economic value and to align each named executive officer’s compensation with expectations of leadership and achievement placed on the individual to realize various aspects of our business plan.

At its meeting in February 2009, the Compensation Committee evaluated corporate and individual performance for 2008. The Committee received a presentation from Mr. Malone and Mr. Strange regarding their evaluation and recommended bonus levels for the other named executive officers, based on the level of achievement of the corporate and individual goals for 2008, as well as a self-assessment from each of his own performance. In making the award determination, the Committee first reviewed the level of achievement of the corporate goals, noting that they were set at high levels in 2008. We exceeded the target for growth in net revenues, with a year-over-year growth of 15.8%. We met or exceeded the operating profit margin and operating profit targets, as adjusted, with operating profit margin of 9.0% and operating profit of $116.2 million. In addition, we exceeded each of the employee retention goals, achieving retention of full time registered nurses, Managers of Clinical Practice, and branch directors at a rate of 71.9%, 80.0% and 81.7%, respectively. The Committee determined that overall weighted average achievement of the corporate goals was 133% of the target levels.

As discussed above, in order to meet the requirements of Section 162(m), the Compensation Committee set the actual bonus award for Mr. Malone by starting with the level of achievement of the corporate goals and then exercising negative discretion based on the Committee’s assessment of his achievement of his individual goals. The Committee granted Mr. Malone an annual bonus award equal to 100% of his target amount. In making its determination, the Committee noted the successful achievement of the financial goals and Mr. Malone’s leadership in achieving those goals, while also taking into account costs and delays in development associated with a major technological initiative and the progress of succession planning with respect to the intended relocation of our headquarters to Atlanta, Georgia.

In evaluating the individual performance of the other named executive officers, the Compensation Committee took into account the recommendations of Mr. Malone and Mr. Strange, as well as the specific performance factors discussed below. The Committee granted Mr. Strange an annual bonus award equal to 143% of his target amount, focusing on the strong financial performance of the businesses for which he was responsible as well as his strategic thinking, vision and leadership with respect to issues we faced throughout the year and his robust communication skills. The Committee granted Mr. Potapchuk an award equal to 156% of his target bonus amount, taking into account his effective communication with the investment community, the Committee’s confidence and trust in his abilities as our principal financial officer and his successful efforts in connection with the CareCentrix transaction. Mr. Paige received 153% of his target amount based upon the Committee’s evaluation of his valuable assistance on strategic issues for the Company and the Board, the Committee’s confidence and trust in his abilities as our chief legal officer and his successful efforts in connection with the CareCentrix transaction. The Committee granted Mr. Silva a bonus award equal to 107% of his target amount, noting his leadership in helping to achieve our retention goals while also taking into account his communications with the Committee and the delays in succession planning for his department with respect to the intended relocation to Atlanta. The amounts of the 2008 annual bonuses for each of these officers are set forth in the “Non-Equity Incentive Plan” column of the Summary Compensation Table below.

Equity Incentive Awards

We believe that stock option grants strengthen the mutuality of interest between our executive officers and our shareholders because the potential compensation an executive can receive is tied directly to appreciation of our stock price. We believe this form of compensation is particularly effective for those individuals who have the most impact on the management and success of our business, providing them with a valuable long-term incentive while providing us with a valuable retention tool through the use of vesting periods. We also believe that stock options are an important part of a competitive compensation structure needed to attract and retain talented executives. Stock options are generally structured to qualify as “performance-based compensation” so that related compensation costs are deductible by us under Section 162(m) of the Internal Revenue Code.

In mid-2007, the Compensation Committee asked its independent compensation consultant to provide information about alternate types of equity compensation, including long-term incentive practices at peer companies. In particular, the Committee reviewed information about the use of stock options or stock appreciation rights, restricted stock with both time-based and performance-based vesting features, and long-term performance-based awards with a multi-year performance cycle. The Committee noted the strong prevalence of the use of stock options in the peer group, with a growing use of restricted stock and, to a lesser extent, other long-term performance-based awards. While the results of the review did not impact 2008 equity compensation decisions, the Committee continues to evaluate these other forms of equity-based compensation for future grants. In addition, the Compensation Committee decided that option grants would be in the form of nonqualified stock options to take advantage of the tax benefits to the Company of issuing nonqualified stock options rather than incentive stock options.

We have traditionally made an annual grant of stock options to a broad group of managers that includes our named executive officers. Except for 2006, when the Compensation Committee delayed the annual grant to March to include key employees of Healthfield, our Committee has historically made this broad-based stock option grant early in each fiscal year. The Committee first establishes an annual pool of shares for the stock options that will be available for the grant. In December 2007, the Committee reviewed information provided by the independent compensation consultant regarding the value of and accounting expense related to our outstanding equity awards, dilutive impact of prior and proposed grants, and market rates of equity grants in connection with establishing the option pool for 2008. The Committee considered these factors as well as our needs for retention of and competitive compensation for our executives, and established a pool of up to 780,000 stock options, as compared to a pool of up to 839,000 stock options for the 2007 annual grant. The reduction in the pool amount reflected the Committee’s decision to narrow the use of equity compensation to those employees who can more directly impact our corporate performance and results. Consistent with historical practice, the Committee then approved the 2008 annual grant in January, and set the exercise price of the options as the volume weighted average price of a share of our common stock on Nasdaq on the grant date. The volume weighted average price is calculated by taking the weighted average of the prices of each trade of our common stock on Nasdaq on the grant date, which we believe provides a fair and accurate reflection of the market value of our common stock.

In determining the number of stock options to award to each of our named executive officers, the Compensation Committee considered each individual’s role and potential contribution to our business and the appropriate level of award for each executive in relation to the other executive officers and in light of the pool of stock options for 2008. The Committee also considered the amount of previous grants made to each individual as reflected in the historical compensation analysis, and evaluated the value of unvested equity compensation and its role as a retention tool. For stock options granted to named executive officers other than Mr. Malone, the Committee also considered Mr. Malone’s recommendations. For Mr. Strange, the Committee also considered his increased role and responsibilities as a result of his promotion to President and Chief Operating Officer in November 2007, and made a corresponding adjustment in his grant amount. Information provided by the independent compensation consultant regarding general industry trends with respect to equity grants provided additional guidance to the Committee in determining appropriate levels of equity grants, including consideration of the use of stock options versus other types of awards. After evaluating the information provided, the

Committee decided to continue to use stock options for the long-term equity component of our executives’ compensation and made the grants reflected in the “All Other Option Awards: Number of Securities Underlying Options” column of the Grants of Plan-Based Awards table below.

Executive Agreements

We have entered into severance agreements with each of our named executive officers, other than Mr. Malone, who has an employment agreement with severance provisions. We have also entered into change in control agreements with each of our named executive officers. Our Board of Directors authorized amending the severance and change in control agreements with our named executive officers other than Mr. Malone to bring them into compliance with the requirements of Section 409A of the Internal Revenue Code in February 2008. These amendments also reduce the time period required for termination after a change in control from three years to two years and extend the term of the change in control agreements until February 26, 2011. Previously, the change in control agreements had been effective until May 6, 2008. In addition, as discussed below, Mr. Malone’s agreements were replaced with new agreements in November 2008 in connection with his transition from the Chief Executive Officer role. These new agreements also comply with the requirements of Section 409A.

Our named executive officers’ change in control agreements and severance agreements are designed so that executives can only receive benefits under one of the two agreements upon termination; they cannot receive benefits under both. These agreements are described in detail in the section below entitled “Potential Payments upon Termination or Change in Control.”

We believe that the severance agreements help us to attract talented executives, by providing an executive with security in the event that we terminate him or her without cause, or in some cases if specified actions on our part cause the executive to leave. We believe that these agreements provide security to our executives that allows them to focus on managing our business and, in the event the executive’s position is terminated without wrongdoing by the executive, to transition to a new position. These agreements also allow us to obtain a release of claims from the executive and valuable covenants to protect our confidentiality, as well as non-competition and non-solicitation agreements that protect our business.

If there is a change in control, our business may change significantly and any of our executives may not have a place in the resulting company, or may face a significantly changed working environment. Even the rumor of a potential change in control can create uncertainty that could have a disruptive effect on our business and lead to executive departures. Therefore, our change in control agreements are designed to provide additional security for our executives in the event that their employment is terminated, or if we take certain actions that cause them to leave voluntarily, as a result of a change in control of Gentiva. The additional benefits these agreements offer upon a change in control provide an incentive for executives to pursue potential business transactions that could be very valuable to us and to our shareholders, but which could create an uncertain future for our executive officers. We also provide accelerated option vesting in the event of a change in control to allow the executives to participate fully in any resulting increase in the value of our common stock in the same manner as shareholders.

In November 2008, in connection with the announced promotion of Mr. Strange to Chief Executive Officer and his election as a director, effective January 1, 2009, and the anticipated transition of Mr. Malone from the role of Chief Executive Officer to serving as an employee of the Company as Chairman of the Board, the Compensation Committee approved a new employment agreement and change in control agreement with Mr. Malone, replacing the agreements previously in effect. The new agreements, which extend to December 31, 2009 and are described in more detail below in the section entitled “Potential Payments Upon Termination or Change in Control,” were designed to adjust the terms of his employment and his severance and change in control benefits to reflect the change in his duties and the revised time period covered by his agreements.

With respect to Mr. Malone’s employment agreement, principal changes approved by the Compensation Committee included setting his minimum base salary to reflect his then current base salary of $750,000, providing that his bonus for 2009 would be no less than 75% of base salary, and adjusting the severance benefits he is entitled to receive in the event of termination by us without “cause” or termination by Mr. Malone with “good reason” to provide only the amounts that he would otherwise be entitled to receive during the remaining term of the agreement. The adjusted severance benefits were designed to reflect Mr. Malone’s role and responsibilities as Chairman of the Board. The employment agreement also provides that if Mr. Malone’s employment continues through December 31, 2009, we will also compensate Mr. Malone $15,000 per month for consultation services to us for a 15-month period following his termination of employment. This consulting arrangement was designed to ensure continuity following completion of Mr. Malone’s period of employment. Principal changes to Mr. Malone’s change in control agreement included aligning the protected period with the term of the agreement, so that the agreement only applies to a change of control occurring on or prior to December 31, 2009, providing for immediate and full vesting and continued exercisability of equity awards for three years following termination of employment, and capping any tax gross-up payment for benefits payable upon a change in control after March 24, 2009 at $1 million. The new change in control agreement reflected the Committee’s desire to limit benefits payable upon a change in control, taking into account current trends in corporate governance with respect to such agreements.

Other Compensation

In addition to the primary compensation elements discussed above, we provide our executive officers with limited benefits and perquisites as described in the Summary Compensation Table and the narrative accompanying the table. The Compensation Committee considers these additional benefits as part of its overall analysis of executive compensation. These benefits do not impact the level of other compensation paid to the named executive officers, due to the fact that the incremental cost to us of these benefits and perquisites represents a small percentage of each executive’s total compensation package. We believe that these enhanced benefits and perquisites provide our executive officers with security, convenience and support services that allow them to focus attention on carrying out their responsibilities to us. In addition, we believe that these benefits and perquisites help us to be competitive and retain talented executives.

We also maintain the Gentiva Health Services, Inc. 2005 Nonqualified Retirement Plan to provide executive retirement benefits to our executive officers as described in the narrative following the Nonqualified Deferred Compensation table below. The plan permits us to make discretionary matching and profit-sharing contributions, which are determined by our Compensation Committee. In 2008, the Committee continued matching contributions at the same rate (a match of 50% of a participant’s contributions that do not exceed 6% of the participant’s compensation) as we provide under our 401(k) plan for all eligible employees. Our named executive officers do not participate in the Company’s 401(k) plan. Following a review of historical profit sharing amounts as well as corporate performance in 2008, the Committee established a profit sharing contribution equal to 6.5% of 2008 compensation in excess of $110,000. Profit sharing contributions for our executive officers are reflected in the “All Other Compensation” column of the Summary Compensation Table below. The Committee took into account that we do not provide pension or other supplemental executive retirement plan benefits to our executive officers in making the profit sharing contributions. We believe that our deferred compensation benefits aid in retention because they generally require the executive to remain with us for at least five years to be entitled to payment in full of Company contributions, and provide tax benefits that executives value.

Promotion of Tony Strange to Chief Executive Officer and Election as a Director

As noted above, in November 2008, we announced the promotion of Mr. Strange to Chief Executive Officer of Gentiva and his election as a director, effective January 1, 2009. In December 2008, in connection with his promotion, the Compensation Committee analyzed Mr. Strange’s compensation, including base salary and target bonus percentage. The Committee used a similar analysis to that described above with regard to 2008 base salary and bonus determinations, including review of peer company data provided by the independent compensation consultant, a comparison of Mr. Strange’s and Mr. Malone’s historical compensation, and a consideration of the increased role and responsibilities Mr. Strange would have in his new position. Following this analysis, the Committee decided to increase Mr. Strange’s base salary to $625,000, effective with his promotion on January 1, 2009, and to increase his target bonus award to 100% of base salary for the 2009 fiscal year.

In addition, the Compensation Committee, following a review of information provided by the independent compensation consultant, approved a grant to Mr. Strange of nonqualified options to purchase 125,000 shares of our common stock under our 2004 Equity Incentive Plan. The grant was effective on January 5, 2009, and the exercise price per share was $28.17, the volume weighted average price per share of our common stock on Nasdaq on the grant date. One half of the option has time based vesting and the other half will vest only if performance goals are met. The vesting schedule of the time-based portion of the option is 50% on the second anniversary of the grant date and 25% on each of the following two anniversaries of the grant date. The goals for the performance-vested portion of the option are based on our cumulative EBITDA margin growth compared to the 2008 base year. The Committee considers Mr. Strange’s performance vesting goals to be challenging but attainable, requiring sustained performance over a four-year period to achieve 100% of his vesting opportunity. The vesting of the performance-based portion will occur upon the Compensation Committee’s certification of the achievement of the performance goals, measured at end of fiscal years 2010, 2011 and 2012, with 50% of the performance-based portion eligible to vest following fiscal year 2010 and 25% eligible to vest following each of fiscal years 2011 and 2012. In addition, if the performance goals are not met following fiscal years 2010 and 2011, some or all of the unvested portion can still vest following fiscal year 2012 if specified levels of cumulative EBITDA margin growth compared to the 2008 base year are met as of the end of fiscal year 2012. As noted above under “Equity Incentive Awards,” the Committee views equity grants as an important tool in aligning the interests of our executive officers and our shareholders. The Committee designed Mr. Strange’s promotion grant to have both a retention feature, due to the structure of the time-based vesting of the option, and a performance-based feature, tying the vesting of a portion of the grant to our financial performance, in particular cumulative EBITDA margin growth, which the Committee believes is an important component in increasing value for all of our shareholders.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Stuart R. Levine, Chairman

Victor F. Ganzi

Raymond S. Troubh

Josh S. Weston

The foregoing report is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the Securities and Exchange Commission’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933, as amended, or the Exchange Act.

Summary Compensation Table

The following table sets forth compensation earned by our Chief Executive Officer, our Chief Financial Officer, and our other three most highly compensated executive officers at December 28, 2008, the last day of our 2008 fiscal year, for services rendered to us in all capacities during the last three fiscal years. We refer to these individuals as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Ronald A. Malone	2008	$748,846	—		—	$732,156	$750,000	$7,326	(2)	$134,814	(3)	$2,373,142
Chief Executive Officer and Chairman of the Board(6)	2007	$698,558	$437,500	(4)	—	$674,750	$262,500	$11,463	(5)	$87,816		$2,172,587
	2006	$615,962	$200,000	(7)	—	$311,950	$650,000	—		$115,324		$1,893,236

Tony Strange President and Chief Operating Officer(6)	2008	$499,077	—		—	$455,194	$500,000	—		$87,571	(8)	$1,539,812
	2007	$453,538	—		—	$371,650	$254,000	—		$62,799		$1,141,987
	2006	$359,607	—		—	$138,450	$255,000	—		$52,950		$806,007

John R. Potapchuk	2008	$399,423	—		—	$349,075	$375,000	—		$78,832	(9)	$1,202,330
Executive Vice President, Chief Financial Officer and Treasurer	2007	$374,327	—		—	$319,500	$202,500	—		$65,152		$961,479
	2006	$330,961	$130,000	(7)	—	$155,200	$215,000	—		$62,445		$893,606

Stephen B. Paige	2008	$359,308	—		—	$260,665	$275,000	—		$64,094	(10)	$959,067
Senior Vice President, General Counsel and Secretary	2007	$329,423	—		—	$223,480	$165,000	—		$57,523		$775,426
	2006	$292,769	$110,000	(7)	—	$99,600	$160,000	—		$49,806		$712,175

Brian D. Silva	2008	$319,654	—		—	$237,202	$172,000	—		$60,485	(11)	$789,341
Senior Vice President, Human Resources(12)	2007	$302,231	—		—	$209,600	$124,500	—		$55,207		$691,538

(1)	The amounts in this column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 28, 2008, in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments” (“SFAS 123(R)”), for awards made under our stock option plans, which include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of these amounts are included in note 13 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2008, except that, as required by Securities and Exchange Commission regulations, the amounts in this column do not reflect any assumed forfeitures.
(2)	This amount is the above-market portion of interest earned in 2008 on bonus amounts Mr. Malone previously deferred under his employment agreement, which we describe below in the narrative following the Nonqualified Deferred Compensation table.
(3)	This amount for Mr. Malone in 2008 includes an automobile allowance, gas and insurance; gross-up of the taxable portion of income for the automobile allowance; an executive physical; company-paid life insurance premiums; and $21,600 in matching contributions and $80,135 in profit sharing contributions under our 2005 Nonqualified Retirement Plan.
(4)	This amount reflects a discretionary increase of Mr. Malone’s bonus under the Executive Officers Bonus Plan.
(5)	This amount is the above-market portion of interest earned in 2007 on bonus amounts Mr. Malone previously deferred under his employment agreement, which we describe below in the narrative following the Nonqualified Deferred Compensation table.
(6)	Effective January 1, 2009, Mr. Malone began serving solely as Chairman of the Board, and Mr. Strange was elected as Chief Executive Officer and as a director.
(7)	This amount reflects a one-time discretionary bonus award paid in March 2006 for leadership and direction in connection with the February 28, 2006 acquisition of The Healthfield Group, Inc.
(8)	This amount for Mr. Strange in 2008 includes an automobile allowance; a gross up of the taxable portion of income for the automobile allowance; company-paid life insurance premiums; and $22,016 in matching contributions and $42,176 in profit sharing contributions under our 2005 Nonqualified Retirement Plan.
(9)	This amount for Mr. Potapchuk in 2008 includes an automobile lease through August 2008 and an allowance thereafter, gas, maintenance and insurance; gross-up of the taxable portion of income for the automobile lease and allowance; an executive physical; company-paid life insurance premiums; and $17,596 in matching contributions and $32,263 in profit sharing contributions under our 2005 Nonqualified Retirement Plan.
(10)	This amount for Mr. Paige in 2008 includes an automobile allowance, gas and insurance; gross-up of the taxable portion of income for the automobile allowance; an executive physical; company-paid life insurance premiums; and $15,314 in matching contributions and $27,172 in profit sharing contributions under our 2005 Nonqualified Retirement Plan.
(11)	This amount for Mr. Silva in 2008 includes an automobile allowance, gas, maintenance and insurance; gross-up of the taxable portion of income for the automobile allowance; an executive physical; company-paid life insurance premiums; and $12,955 in matching contributions and $21,916 in profit sharing contributions under our 2005 Nonqualified Retirement Plan.
(12)	Because Mr. Silva was not a named executive officer during 2006, we have only included compensation information for him for 2008 and 2007.

Grants of Plan-Based Awards

Name	Grant Date	Compen- sation Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Closing Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old ($)	Target ($)	Maxi- mum ($)
Ronald A. Malone	1/15/2008	1/15/2008				—	—	—	—	100,000	$18.54	$18.59	$632,000
	N/A	N/A	—	$750,000	$1,500,000
Tony Strange	1/15/2008	1/15/2008				—	—	—	—	70,000	$18.54	$18.59	$442,400
	N/A	N/A	—	$350,000	$700,000
John R. Potapchuk	1/15/2008	1/15/2008				—	—	—	—	50,000	$18.54	$18.59	$316,000
	N/A	N/A	—	$240,000	$480,000
Stephen B. Paige	1/15/2008	1/15/2008				—	—	—	—	40,000	$18.54	$18.59	$252,800
	N/A	N/A	—	$180,000	$360,000
Brian D. Silva	1/15/2008	1/15/2008				—	—	—	—	33,000	$18.54	$18.59	$208,560
	N/A	N/A	—	$160,000	$320,000

(1)	Potential payouts of annual incentive awards under the Executive Officers Bonus Plan.
(2)	Grant of options under the 2004 Equity Incentive Plan.
(3)	The exercise price was determined by calculating the volume weighted average price of a share of our common stock on Nasdaq on the grant date.
(4)	Assumptions used in the calculation of these amounts are included in note 13 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2008, except that, as required by Securities and Exchange Commission regulations, the amounts in this column do not reflect any assumed forfeitures.

Employment Agreement with Ronald A. Malone

On November 12, 2008, we entered into a new employment agreement with Ronald A. Malone, who at the time was serving as our Chairman of the Board and Chief Executive Officer. Mr. Malone’s new employment agreement superseded his previous agreement, entered into on March 22, 2004. The term of the new employment agreement ends on December 31, 2009, unless terminated earlier as set forth in the agreement. The new employment agreement provides that Mr. Malone will serve as our Chairman of the Board and Chief Executive Officer unless directed by us, at any time after December 31, 2008, to serve only as Chairman of the Board for the remaining term of the agreement. On November 18, 2008, we announced that, effective January 1, 2009, in connection with the promotion of Mr. Strange to Chief Executive Officer, Mr. Malone would continue as an employee of the Company but only to serve as Chairman of the Board. Pursuant to his new agreement, Mr. Malone is entitled to receive (1) a base salary of not less than $750,000 per year and (2) an annual bonus, based on the achievement of target levels of performance, with target bonus equal to 100 percent of his base salary. So long as Mr. Malone remains employed through December 31, 2009, his annual bonus for 2009 will not be less than 75% of his base salary, and he will provide consulting services to us for 15 months following termination of employment for $15,000 per month in compensation. Mr. Malone is also entitled to receive customary benefits, perquisites, reimbursement of expenses and indemnification provided to other executive officers.

Letter Agreement with Tony Strange

Effective February 28, 2008, we entered into a letter agreement with Mr. Strange, replacing a prior letter agreement we had entered into with him in February 2006 in connection with the Healthfield acquisition, which set out the terms and conditions of his employment with us, including his title, salary, bonus opportunity, equity compensation, severance benefits and health and welfare benefits. In connection with the promotion of Mr. Strange to Chief Executive Officer, effective January 1, 2009, we amended the letter agreement to increase Mr. Strange’s annual base salary to $625,000 and his target annual bonus to 100% of base salary. In addition, the Compensation Committee approved a grant to Mr. Strange of 125,000 nonqualified options under our 2004 Equity Incentive Plan, effective January 5, 2009, as discussed above in the Compensation Discussion and Analysis. The severance benefits provided in the letter agreement with Mr. Strange, as amended, are described below under the heading “Potential Payments Upon Termination or Change in Control.”

2004 Equity Incentive Plan

We maintain the Gentiva Health Services, Inc. 2004 Equity Incentive Plan, which is administered by our Compensation Committee. The Committee designates participants to receive awards, determines the types of awards to be granted, sets the terms and conditions of the awards, and makes all other determinations necessary under the Equity Incentive Plan. Currently, the maximum number of shares for which awards may be granted to any individual participant in any calendar year is 500,000 shares. To date we have not granted awards for more than 200,000 shares to any individual in any calendar year. We are asking our shareholders to approve an amended and restated 2004 Equity Incentive Plan to, among other things, add 600,000 shares to the shares authorized for issuance under the plan, as more particularly described in Proposal 3.

The Equity Incentive Plan permits the Committee to grant stock options, stock appreciation rights, restricted stock, stock units and cash awards. To date, our awards under the Equity Incentive Plan have consisted solely of stock options. The stock options we granted in 2008 become exercisable on a four-year schedule, with 50% of each award becoming exercisable on the second anniversary of the grant date, 25% of the award becoming exercisable on the third anniversary of the grant date, and the remainder becoming exercisable on the fourth anniversary of the grant date. Stock options also become fully exercisable earlier upon a change in control, as described below under the heading “Potential Payments Upon Termination or Change in Control.” Generally, the exercise price of each option must equal the fair market value of a share of our stock on the date of grant. Fair market value is determined by the Committee, and for the 2008 awards, was again determined to be equal to the volume weighted average price of a share of our common stock on Nasdaq on the grant date of the awards. The volume weighted average price is calculated by taking the weighted average of the prices of each trade of our common stock on Nasdaq on the grant date.

Prior to the adoption of the 2004 Equity Incentive Plan, we made option grants under the Gentiva Health Services, Inc. 1999 Stock Incentive Plan. A small portion of the expense reflected in the Summary Compensation Table in the column labeled “Option Awards” for the year 2006 reflects the vesting of outstanding awards issued under the 1999 plan.

Executive Officers Bonus Plan

We provide our executive officers with annual incentive awards, which we refer to as the executives’ annual bonuses, under our Executive Officers Bonus Plan. The Bonus Plan is administered by our Compensation Committee, which has the authority to establish performance goals and formulas for determining incentive awards under the plan each fiscal year, select the executives who will participate, and determine whether the performance goals for any fiscal year have been achieved. Under the Bonus Plan, the amount of any executive’s annual bonus may not be greater than the lesser of 200% of the executive’s annual base salary or $2.5 million.

In 2008, the Compensation Committee set our named executive officers’ target bonuses. The Committee set Mr. Malone’s target bonus amount at 100% of base salary, the target bonus level provided under his employment agreement. The Committee increased Mr. Strange’s target bonus amount for 2008 to 70% of base salary, taking into account his promotion to President and Chief Operating Officer in late 2007 and the corresponding expansion in his responsibilities. The Committee set the target bonus amounts for our other named executive officers after considering recommendations provided by Mr. Malone and the peer group data mentioned above in the Compensation Discussion and Analysis under the section entitled “Independent Compensation Consultant and Peer Group Analysis.” The target awards for these executives were set at 60% for Mr. Potapchuk and 50% for each of Messrs. Paige and Silva.

The actual amount payable for annual bonuses is determined by the Compensation Committee in its discretion after the end of the year, based on the extent to which performance goals were met. Each eligible executive’s goals for determining 2008 bonus eligibility and amount are based upon a combination of criteria related to overall corporate financial performance and individually tailored performance criteria. The corporate and individual performance criteria are discussed above in more detail in the Compensation Discussion and Analysis under the section entitled “Annual Incentive Compensation.” The Bonus Plan permits the Committee to reduce awards based on such factors or conditions as it deems relevant, and to adjust awards to take into account certain unusual or nonrecurring events.

At its meeting in February 2009, the Compensation Committee evaluated corporate and individual performance for 2008. As a result, as discussed above in the Compensation Discussion and Analysis, the Committee granted the awards reported in the Summary Compensation Table above in the column entitled “Non-Equity Incentive Plan Compensation.”

Bonuses are paid in a single lump sum in cash after the end of the fiscal year. Generally, an executive must remain employed through the end of the year to receive a bonus, except in certain circumstances as described below under the heading “Potential Payments Upon Termination or Change in Control.”

Other Benefits and Perquisites

We provide each of our executive officers with an automobile allowance or a vehicle that we lease for the executive’s use. We also pay an additional tax gross-up to cover income taxes on these benefits. In addition, we cover the costs of maintenance and insurance and, in some cases, pay the cost of gasoline.

Our executive officers are also entitled to an annual executive physical. We pay the full cost of the physical, which is based on contractual rates we negotiated with the provider of the physicals. We also provide our executive officers with life insurance benefits, as described below under the heading “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding all outstanding equity awards held by the named executive officers at December 28, 2008:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ronald A. Malone	—		100,000	(1)	—	$18.54	1/15/2018	—	—	—	—
	—		110,000	(2)	—	$19.52	1/5/2017	—	—	—	—
	50,000	(3)	50,000	(3)	—	$18.22	3/31/2016	—	—	—	—
	50,000	(4)	25,000	(4)	—	$16.38	1/3/2015	—	—	—	—
	100,000	(5)	—		—	$12.87	12/31/2013	—	—	—	—
	70,000	(6)	—		—	$8.74	1/2/2013	—	—	—	—
	186,667	(7)	—		—	$7.50	6/14/2012	—	—	—	—
	44,989	(8)	—		—	$3.91	1/2/2011	—	—	—	—

Tony Strange	—		70,000	(1)	—	$18.54	1/15/2018	—	—	—	—
	—		70,000	(2)	—	$19.52	1/5/2017	—	—	—	—
	32,500	(3)	32,500	(3)	—	$18.22	3/31/2016	—	—	—	—

John R. Potapchuk	—		50,000	(1)	—	$18.54	1/15/2018	—	—	—	—
	—		50,000	(2)	—	$19.52	1/5/2017	—	—	—	—
	22,500	(3)	22,500	(3)	—	$18.22	3/31/2016	—	—	—	—
	30,000	(4)	15,000	(4)	—	$16.38	1/3/2015	—	—	—	—
	60,000	(5)	—		—	$12.87	12/31/2013	—	—	—	—
	20,000	(6)	—		—	$8.74	1/2/2013	—	—	—	—
	52,500	(7)	—		—	$7.50	6/14/2012	—	—	—	—

Stephen B. Paige	—		40,000	(1)	—	$18.54	1/15/2018	—	—	—	—
	—		38,000	(2)	—	$19.52	1/5/2017	—	—	—	—
	16,000	(3)	16,000	(3)	—	$18.22	3/31/2016	—	—	—	—
	16,000	(4)	8,000	(4)	—	$16.38	1/3/2015	—	—	—	—
	30,000	(5)	—		—	$12.87	12/31/2013	—	—	—	—

Brian D. Silva	—		33,000	(1)	—	$18.54	1/15/2018	—	—	—	—
	—		36,000	(2)	—	$19.52	1/5/2017	—	—	—	—
	20,000	(3)	20,000	(3)	—	$18.22	3/31/2016	—	—	—	—

(1)	These options were granted on January 15, 2008 and vest 50% two years from the grant date, 75% three years from the grant date, and 100% four years from the grant date.
(2)	These options were granted on January 5, 2007 and vest 50% two years from the grant date, 75% three years from the grant date, and 100% four years from the grant date.
(3)	These options were granted on March 31, 2006 and vest 50% two years from the grant date, 75% three years from the grant date and 100% four years from the grant date.
(4)	These options were granted on January 3, 2005 and vest 33 1/ 3% one year from the grant date, 66 2/3% three years from the grant date, and 100% four years from the grant date.
(5)	These options were granted on December 31, 2003 and were vested in full by December 31, 2005.
(6)	These options were granted on January 2, 2003 and were vested in full by January 2, 2006.
(7)	These options were granted on June 14, 2002 and were vested in full by December 30, 2005.
(8)	These options were granted on January 2, 2001 and were vested in full by June 13, 2002.

Option Exercises and Stock Vested

The following table sets forth information regarding exercises of stock options by our named executive officers during the 2008 fiscal year:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ronald A. Malone	120,000	$2,210,793	—	—
Tony Strange	—	—	—	—
John R. Potapchuk	65,603	$1,034,418	—	—
Stephen B. Paige	40,000	$493,729	—	—
Brian D. Silva	—	—	—	—

Nonqualified Deferred Compensation

The following table sets forth information regarding our named executive officers’ deferred compensation arrangements that are not tax qualified:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)		Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(1)(3)
Ronald A. Malone	$160,200	$101,735	$(283,683	)(4)	—	$1,911,188	(4)(5)
Tony Strange	$44,031	$64,192	$(35,993)		—	$156,500
John R. Potapchuk	$39,242	$49,859	$(187,895)		—	$804,880
Stephen B. Paige	$30,628	$42,486	$5,679		—	$218,054
Brian D. Silva	$25,911	$34,871	$(4,207)		—	$138,617

(1)	The “Registrant Contributions in Last FY” column and “Aggregate Balance at Last FYE” column include our profit sharing contributions that were actually made during 2009 with respect to the 2008 plan year, which are also reported in the Summary Compensation Table for 2008 under “All Other Compensation.”
(2)	Amounts in parentheses reflect losses during the fiscal year.
(3)	This column includes amounts that are included in the “All Other Compensation” column of the Summary Compensation Table for 2007 and 2006 for certain of the named executive officers, as follows:

Name	2007	2006
Ronald A. Malone	$62,546	$92,277
Tony Strange	$41,259	$19,244
John R. Potapchuk	$41,845	$42,277
Stephen B. Paige	$33,863	$28,061
Brian D. Silva	$29,853	—

(4)	This amount includes $7,326 that also is included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for 2008 because it is considered to be above-market earnings.
(5)	This amount includes $117,000 that is included in the “Bonus” column of the Summary Compensation Table for 2007, $11,463 that is included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for 2007, $200,000 that is included in the “Bonus” column of the Summary Compensation Table for 2006 and $210,000 that is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2006.

Gentiva Health Services, Inc. 2005 Nonqualified Retirement Plan

Our named executive officers are eligible to participate in the Gentiva Health Services, Inc. 2005 Nonqualified Retirement Plan, which is a nonqualified defined contribution retirement plan covering our highly compensated employees. In August 2007, Gentiva’s Board of Directors adopted, effective November 1, 2007, this plan to effectively “spin-off” from Gentiva’s existing Nonqualified Retirement and Savings Plan a new plan that generally retains the economic terms of the then existing plan but reflects necessary amendments based on the final regulations under Section 409A of the Internal Revenue Code. The 2005 plan applies to eligible highly compensated employees, including the named executive officers, and includes all amounts deferred after December 31, 2004 as well as after-tax contributions. Simultaneously with the adoption of the 2005 plan, the then existing plan was amended to freeze that plan such that no further contributions would be made to that plan effective November 1, 2007.

Under the 2005 plan, our executives may contribute up to 30% of their base salary and up to 75% of their bonuses and annual incentive awards, each on a pre-tax and/or after-tax basis. The plan permits us to make discretionary matching and profit-sharing contributions, which are determined by our Compensation Committee. We currently match 50% of a participant’s contributions that do not exceed 6% of the participant’s compensation (for a contribution up to 3% of compensation). For 2008, we made profit sharing contributions equal to 6.5% of each participant’s compensation in excess of $110,000. Employees must be employed on the date the profit sharing contribution is credited to the participant’s accounts to receive the profit sharing contribution. Compensation used to calculate these contributions includes base salary, as well as the bonuses and annual incentive awards that were paid in 2008.

Participants become 25% vested in our matching and profit sharing contributions after completing two years of service with us, 50% vested after three years of service, 75% vested after four years of service, and 100% vested after five years of service. Participants also become fully vested upon termination of employment due to their death or disability, and upon a change in control, as described more fully in the section below entitled “Potential Payments Upon Termination or Change in Control.” Additionally, in order to comply with Section 409A of the Internal Revenue Code, the plan limits the timing of distributions and deferral elections as required by the Code. An employee is always 100% vested in his or her own contributions.

Contributions under the 2005 plan are credited to a bookkeeping account for the participant. Each account is adjusted for earnings and losses based on the performance of investment options, principally mutual funds, the participant selects. Subject to the requirements of Section 409A of the Internal Revenue Code, distributions under the plan are generally made in a lump sum or up to ten annual installments, as the participant elects, following termination of employment. A participant may request a withdrawal during employment of any after-tax contributions, or of other contributions in the event of an unforeseeable emergency. A participant’s after-tax contributions are set aside in a trust for the benefit of the participant. All other contributions are unfunded and payable from our general assets, although we have set aside funds in a trust to help us pay those benefits; the assets in this trust, however, are subject to the claims of our general creditors.

Employment Agreement with Mr. Malone

Under the employment agreement entered into with Mr. Malone on November 12, 2008, in addition to any amounts deferred under our deferred compensation or savings plans, Mr. Malone has the right to defer payment of his base salary and annual bonus under the terms of any deferred compensation or savings plan or arrangement maintained by or acceptable to us, and must defer any portion of his annual bonus that would not be deductible to us under Section 162(m) of the Internal Revenue Code. Any portion of his annual bonus that is deferred because it would not be deductible under Section 162(m) of the Internal Revenue Code is credited with interest at 1% above the prime rate in effect each calendar quarter and, subject to the requirements of Section 409A of the Internal Revenue Code, will be paid out in a lump sum following termination of Mr. Malone’s employment, unless he elects a different payment date.

Potential Payments Upon Termination or Change in Control

This section describes payments that would be made to our named executive officers upon a change in control of Gentiva or following termination of employment. In the first part of this section, we describe benefits that will be provided under our severance and change in control agreements, which are designed so that executives can only receive benefits under one of the two agreements upon termination; they cannot receive benefits under both. At the end of this section, we describe termination and change in control benefits provided under other general plans and arrangements that apply to any participating executive officer.

Severance Benefits under Mr. Malone’s Employment Agreement

Under Mr. Malone’s new employment agreement, termination of employment as a result of death or disability entitles the designated recipient to receive all of Mr. Malone’s earned but unpaid salary, vested benefits, earned but unpaid annual bonus for the preceding calendar year, an amount equal to Mr. Malone’s annual target bonus in the year of termination, prorated on a daily basis through the date of termination, and accelerated vesting of all accrued pension and deferred compensation benefits. Upon a termination due to death, Mr. Malone’s widow is also entitled to a lump sum payment equal to six months’ base salary. Upon his termination due to disability, Mr. Malone is also entitled to accelerated vesting of any accrued retirement benefits.

Mr. Malone’s employment agreement provides for the following severance benefits upon his termination by us without “cause” or his voluntary termination for “good reason”:

•	earned but unpaid salary and vested benefits;

•	the severance benefits described below;

•	accelerated vesting of any accrued pension and deferred compensation benefits;

•	earned but unpaid bonus for the calendar year preceding the calendar year of termination;

•	continued health benefits for the lesser of two years or until he is provided substantially similar benefits by another employer;

•

if Mr. Malone has not become eligible for substantially similar health benefits from a subsequent employer after two years, we will reimburse Mr. Malone’s premium cost for substantially similar health benefits until the earlier of the date he qualifies for substantially similar health benefits from a subsequent employer or the date he becomes eligible for Medicare, capped at a monthly amount equal to the sum of (1) our monthly contribution toward the premium cost of such coverage had he remained covered under our health benefit plans, and (2) $417; and

•	full vesting for his options or other equity-based awards.

The severance benefits are an amount equal to:

•

in the case of termination of Mr. Malone’s employment prior to January 1, 2009, the sum of (1) his base salary from the end of the employment period through December 31, 2008, (2) two times his base salary (and no bonus for 2009 shall be payable), (3) the amount of his annual bonus earned in accordance with the terms of the annual plan for calendar year 2008, which annual bonus may not be less than 75% of his base salary for 2008, and (4) an amount equal to $225,000; and

•

if Mr. Malone’s termination of employment occurs during calendar year 2009, the sum of (1) his base salary from the end of the employment period through December 31, 2009, (2) the amount of his annual bonus earned in accordance with the terms of the annual plan for calendar year 2009, which annual bonus may not be less than 75% of his base salary for 2009, and (3) an amount equal to $225,000.

Mr. Malone will not be entitled to severance benefits under the employment agreement if he receives severance payments under his change in control agreement.

Under his employment agreement, “cause” means Mr. Malone’s felony conviction or any act of willful fraud, dishonesty or moral turpitude. Mr. Malone is not entitled to any severance benefits if his employment is terminated by us for “cause.” “Good reason” means termination of Mr. Malone’s employment by Mr. Malone prior to December 31, 2009, within 90 days after (1) a change in his titles (other than in connection with his ceasing to serve as Chief Executive Officer and continuing as Chairman); (2) the removal of Mr. Malone from, or failure to re-elect him to, our Board of Directors; (3) a reduction in Mr. Malone’s annual base salary except as part of a general reduction for all of our executive officers that does not exceed 20% of his base salary; (4) the assignment to Mr. Malone of duties and responsibilities that are materially inconsistent with his position as Chairman and Chief Executive Officer or Chairman, as the case may be (it being understood that a material diminution in his position, duties or responsibilities will not constitute good reason); (5) a material breach by us of any other provision of his employment agreement; or (6) a failure by us to obtain the assumption of the obligations contained in his employment agreement by any successor.

The employment agreement restricts Mr. Malone’s ability to engage in competition with us during his employment and for the 24 months after termination of his employment. It also contains confidentiality provisions and provisions for nonsolicitation of our employees and clients. Mr. Malone is required to sign a release of claims as a condition to receiving severance benefits under the agreement.

So long as Mr. Malone’s employment continues through December 31, 2009, all equity-based compensation awards, to the extent outstanding and held by him on December 31, 2009, will become vested in full on December 31, 2009, and any stock options held by him may be exercised until December 31, 2011 (but not beyond the original full term of the option). In the event Mr. Malone cannot exercise any such stock options during a period of time after December 31, 2009 because such an exercise would violate an applicable law, such stock options may be exercised until March 31, 2012 (but not beyond the original full term of the option). So long as Mr. Malone’s employment continues through December 31, 2009, we will provide continued health benefits for the lesser of 18 months or until he is provided substantially similar benefits by another employer; in addition, if Mr. Malone has not become eligible for substantially similar health benefits from a subsequent employer after the 18-month period, we will reimburse Mr. Malone’s premium cost for similar health benefits until the earlier of the date he qualifies for substantially similar health benefits from a subsequent employer or the date he becomes eligible for Medicare, capped at a monthly amount equal to the sum of (1) our monthly contribution toward the premium cost of such coverage had he remained covered under our health benefit plans, and (2) $417. If Mr. Malone’s employment continues through December 31, 2009, we will also compensate Mr. Malone $15,000 per month for consultation services to us for a 15-month period following his termination of employment.

Severance Benefits under Mr. Malone’s Change in Control Agreement

Effective November 12, 2008, we have also entered into a new change in control agreement with Mr. Malone, the term of which ends on December 31, 2009, unless terminated earlier as set forth in the agreement. The agreement generally provides benefits if we terminate Mr. Malone’s employment after a change in control without “cause” (and not due to death or disability), or Mr. Malone terminates his employment after a change in control for “good reason.” In addition, Mr. Malone may receive the benefit of his change in control agreement if we terminate him without “cause” within one year before a change in control, if his termination arises in connection with the change in control.

Change in control in the agreement is defined the same as under our 2004 Equity Incentive Plan, as described below, except that no event will constitute a change in control unless such event is also a “change in control event” as defined in the regulations issued under Section 409A of the Internal Revenue Code. “Cause” is defined the same as under his employment agreement. Mr. Malone is not entitled to any benefits under his change in control agreement if his employment is terminated by us for “cause.” “Good reason” under the change in control agreement means Mr. Malone terminates his employment, after failure by us to remedy the cause of termination within 30 days of receipt of written notice from Mr. Malone, due to (1) a reduction in his base salary except as part of a general reduction for all of our executive officers that does not exceed 20% of base salary; (2) our failure to maintain benefits as favorable as those in place before the change in control or taking any action that would reduce his benefits, other than a minor reduction that applies to all participants; (3) a material diminution in his positions, duties and responsibilities; (4) our failure to assign duties, responsibilities and obligations customarily assigned to individuals serving as Chairman of the Board of comparable companies; (5) a material breach by us of our obligations under Mr. Malone’s employment agreement; (6) our failure to have a successor assume the change in control agreement; or (7) our attempt to terminate Mr. Malone without “cause” without giving him advance written notice.

The benefits provided under Mr. Malone’s change in control agreement are:

•	base salary through the date of termination of employment, together with payment for unused vacation;

•	a lump sum equal to two and one-half times Mr. Malone’s annual base salary and target annual bonus for the year of termination or the year of the change in control, whichever is higher;

•	full vesting of any accrued retirement benefits;

•

continued health, life, disability and other employee welfare benefits on the same basis as an active employee for the lesser of two years or until Mr. Malone is provided by another employer with substantially comparable benefits;

•

if Mr. Malone has not become eligible for substantially similar health benefits from a subsequent employer by the second anniversary of the date of termination of employment, we will reimburse Mr. Malone’s premium cost for substantially similar health benefits until the earlier of the date he qualifies for substantially similar health benefits from a subsequent employer or the date he becomes eligible for Medicare, capped at a monthly amount equal to the sum of (1) our monthly contribution toward the premium cost of such coverage had he remained covered under our health benefit plans, and (2) $417; and

•	full vesting for his options or other equity-based awards and continued exercisability of stock options for three years following termination.

If Mr. Malone is entitled to benefits under his change in control agreement, he will not be entitled to severance benefits otherwise payable under his employment agreement or any other severance plan or policy.

If any payment under the change in control agreement or otherwise is subject to the excise tax on golden parachute payments under the Internal Revenue Code, Mr. Malone will generally be entitled to receive an additional “gross-up payment” in an amount sufficient to make him whole for such excise tax. In the event a change in control occurs after March 24, 2009 (other than pursuant to an acquisition agreement entered into by us and the acquiror on or prior to March 24, 2009), the amount of any gross-up payment resulting from such change in control will be no greater than $1,000,000. In addition, we are required to pay Mr. Malone’s legal fees if he prevails in a dispute with us relating to the change in control agreement.

Executive Officer Change in Control Agreements

We have entered into change in control agreements with Messrs. Strange, Potapchuk, Paige and Silva. On February 28, 2008, our Board of Directors authorized amending the agreements to bring them into compliance with the requirements of Section 409A of the Internal Revenue Code, to reduce the time period required for termination after a change in control from three years to two years and also to extend their term until February 26, 2011. Previously, the agreements had been effective until May 6, 2008. The agreements generally provide benefits in the event of a change in control if (1) the employee’s employment is terminated by us without

“cause” or by the employee for “good reason” and (2) the termination is within two years after a change in control. In addition, the executive officer would receive the benefit of the agreement if we terminate him without “cause” within one year before a change in control, if the termination arises in connection with the change in control.

Under the change in control agreements, “cause” means the executive’s (1) felony conviction; (2) willful act of fraud; (3) act of dishonesty or moral turpitude; (4) willful and continued failure to perform the executive’s duties for us, which is not corrected after we make a written demand; or (5) willful conduct which is demonstrably and materially harmful to us. No benefits are payable under a change in control agreement if an executive’s employment is terminated for “cause.” Termination for “good reason” means, unless remedied by Gentiva within 30 days after receipt of written notice from the executive, the executive terminates due to (1) a reduction in the executive’s base salary except as part of a general reduction for all of our executive officers that does not exceed 20% of base salary; (2) our relocation of the executive more than 40 miles from the executive’s current office; (3) our failure to maintain benefits as favorable as those in place before the change in control or taking any action that would reduce the executive’s benefits, other than a minor reduction that applies to all participants; (4) a material reduction in the executive’s positions, duties and responsibilities; (5) our failure to have a successor assume the change in control agreement; or (6) our attempt to terminate the executive without cause without giving him advance written notice. Change in control is defined the same as in our 2004 Equity Incentive Plan, as described below. No event will constitute a change in control, however, unless that event is also a “change in control event” as defined in the regulations issued under Section 409A of the Internal Revenue Code.

The benefits provided under the change in control agreement are:

•	base salary through the date of termination of employment, together with payment for unused vacation;

•

a lump sum equal to two times the executive’s base salary and target annual bonus for the year of termination or average annual bonus for the three years before the year of the change in control, whichever is higher;

•	accelerated vesting of any accrued retirement benefits;

•

continued health, life, disability and other employee welfare benefits on the same basis as an active employee for the lesser of two years or until the executive is provided substantially similar benefits by another employer; and

•

full vesting for the executive’s options or other equity-based awards and continued exercisability of stock options for one year following termination or for such period of time as may be provided under the plan under which the stock options were granted, whichever is longer.

Under certain circumstances, the above benefits could be reduced in order to avoid the incurrence of excise taxes by the executives and the loss of a tax deduction to us. In addition, we are required to pay the executive’s legal fees if the executive prevails in a dispute with us relating to the change in control agreement. The executives are not required to seek other employment or otherwise mitigate any damages that are caused as a result of a change in control, but they are required to keep our confidential information private.

Severance Agreements

We have entered into severance agreements with Messrs. Potapchuk, Paige and Silva. On February 28, 2008, our Board of Directors authorized amending the agreements to bring them into compliance with the requirements of Section 409A of the Internal Revenue Code. At the same time, we also entered into a severance agreement with Mr. Strange, to replace the severance provisions included in his letter agreement entered into in February 2006. These severance agreements provide severance benefits if we terminate the officer other than for “cause,” or if, subject to certain notice and cure provisions, the officer terminates his employment within 60 days after we reduce his base salary, other than a general salary reduction that applies to a majority of our salaried employees. “Cause” in the agreements is generally defined as the officer’s (1) conviction for a felony, fraud, embezzlement or a crime of moral turpitude; (2) controlled substance abuse; (3) alcoholism that interferes with or affects responsibilities to us or negatively reflects upon our integrity or reputation; (4) gross negligence which is materially harmful to us; (5) violation of any express written directions or any reasonable written policy or procedure we may establish regarding the conduct of our business; or (6) a breach of any material term and condition of the agreement.

The severance benefits consist of continued salary for eighteen months for Mr. Potapchuk, or twelve months for Messrs. Strange, Paige and Silva, and continued health benefits on the same basis as active employees for the same period, or until the executive obtains similar health benefits from a new employer, whichever comes first. No benefits are payable under the severance agreement if benefits are payable under the officer’s change in control agreement. Pursuant to the severance agreements, the officers agreed to certain covenants relating to competition, confidential information and nonsolicitation of our employees and business, and agree to sign a general release at the time of termination.

Mr. Malone

The following table shows the potential payments to Mr. Malone assuming termination of employment on December 26, 2008, the last business day of our 2008 fiscal year, under his employment agreement or following a change in control of Gentiva under his change in control agreement. In addition, the table includes benefits provided under our 2004 Equity Incentive Plan upon a change in control and life insurance benefits, as described below.

Executive Benefits and Payments Upon Termination	Employment Agreement									Change in Control Agreement
	Termination Without Cause		Termination for Good Reason		Termination for Cause	Termination Due to Disability		Termination Due to Death		Termination following Change in Control
Compensation:
Base Salary	$1,500,000	(1)	$1,500,000	(1)	—	—		—		$1,875,000	(1)
Target Annual Bonus	$750,000	(1)	$750,000	(1)	—	$750,000	(2)	$750,000	(2)	$1,875,000	(1)
Stock Option Vesting	$2,361,900	(3)	$2,361,900	(3)	—	—		—		$2,361,900	(3)
Severance Payment	$225,000		$225,000		—	—		—		—

Benefits and Perquisites:
Retirement Plan Vesting(4)	—		—		—	—		—		—
Health and Welfare Benefits	$19,120	(5)	$19,120	(5)	—	—		—		$22,224	(6)
Death Benefit	—		—		—	—		$375,000	(7)	—
Life Insurance	—		—		—	—		—		$815	(6)
Executive Physical	—		—		—	—		—		$5,300	(6)
Excise Tax Gross-Up	—		—		—	—		—		$1,241,319	(8)

Total	$4,856,020		$4,856,020		—	$750,000		$1,125,000		$7,381,558

(1)	For either termination without cause or termination for good reason, assumes two times salary. In addition, the annual bonus for 2008 would be paid. For termination following a change in control, assumes 2.5 times both the salary and the target annual bonus for 2008 would be paid.
(2)	Mr. Malone’s annual target bonus would be paid for the year of termination due to death or disability prorated on a daily basis through the date of termination.
(3)	Realized value was determined by calculating the difference between the closing price of our common stock on December 26, 2008 and the exercise price of all outstanding unvested options for which the closing price at December 26, 2008 was in excess of the unvested option’s exercise price. Options would fully vest upon a change in control pursuant to the 2004 Equity Incentive Plan. Termination of employment is not required for this benefit.
(4)	Pursuant to the 2005 Nonqualified Retirement Plan’s vesting schedule, Mr. Malone is already 100% vested.
(5)	Assumes continued participation in medical, dental and vision care plans as in place at the end of 2008, at current rates, for 24 months.
(6)	Assumes continued participation in health and welfare benefit programs as in effect at the end of 2008 at current rates for a period of 24 months. For executive physical, assumes that Mr. Malone uses the benefit twice during this period.
(7)	Consists of a benefit payable to Mr. Malone’s widow.
(8)	For Federal tax purposes, a 20% excise tax will be imposed on the amount of change in control benefits and payments that exceeds the average of Mr. Malone’s annual taxable earnings for the previous five years, but only if the total change in control benefits and payments exceed three times his average annual taxable earnings for the previous five years. The excise tax gross-up provision contained in Mr. Malone’s agreement provides for an additional payment to offset the financial impact of the excise tax and any additional taxes that result from the application of the gross-up. The valuation of accelerated options for purposes of estimating the excise tax was calculated in accordance with SFAS 123(R), but adjusted in accordance with IRS regulations. The gross-up calculation assumes a 35% Federal income tax rate, 4.55% effective state income tax rate, which reflects the results of netting state tax amounts by the amount of Federal tax benefit received when deducting state taxes to arrive at Federal taxable income, and a 1.45% Medicare tax rate.

Mr. Strange

The following table shows the potential payments to Mr. Strange assuming termination of employment on December 26, 2008, the last business day of our 2008 fiscal year, under his severance agreement or following a change in control of Gentiva under his change in control agreement. In addition, the table includes benefits provided under our 2004 Equity Incentive Plan upon a change in control, as described below.

Executive Benefits and Payments Upon Termination	Severance Agreement			Change in Control Agreement
	Termination Without Cause or Within 60 Days of Salary Reduction		Termination for Cause	Termination following Change in Control
Compensation:
Base Salary	$500,000	(1)	—	$1,000,000	(1)
Target Annual Bonus	—		—	$700,000	(1)
Stock Option Vesting	—		—	$1,394,250	(2)

Benefits and Perquisites:
Retirement Plan Vesting(3)	—		—	—
Health and Welfare Benefits	$9,560	(4)	—	$21,624	(5)
Life Insurance	—		—	$815	(5)
Executive Physical	—		—	$5,300	(5)
Excise Tax Cut Back	—		—	$(301,719	)(6)

Total	$509,560		—	$2,820,270

(1)	For either termination without cause or termination within 60 days of a salary reduction, assumes 12 months of salary would be paid. For termination following a change in control, assumes two times both the salary and the target annual bonus for 2008 would be paid.
(2)	Realized value was determined by calculating the difference between the closing price of our common stock on December 26, 2008 and the exercise price of all outstanding unvested options for which the closing price at December 26, 2008 was in excess of the unvested option’s exercise price. Options would fully vest upon a change in control pursuant to the 2004 Equity Incentive Plan. Termination of employment is not required for this benefit.
(3)	Pursuant to the 2005 Nonqualified Retirement Plan’s vesting schedule, Mr. Strange is already 100% vested.
(4)	Assumes continued participation in medical, dental and vision benefits as in place at the end of 2008 through the end of the severance period.
(5)	Assumes continued participation in current health and welfare benefit programs as in place at the end of 2008 at current rates for two years. For executive physical, assumes that Mr. Strange uses the benefit twice during this period.
(6)	For Federal tax purposes, a 20% excise tax would generally be imposed on the amount of change in control benefits and payments that exceeds the average of Mr. Strange’s annual taxable earnings for the previous five years, but only if the total change in control benefits and payments exceed three times his average annual taxable earnings for the previous five years. The excise tax cutback provision contained in Mr. Strange’s agreement generally provides for a reduction in his change in control benefits and payments to just below the amount that would trigger the excise tax. The valuation of accelerated options for purposes of estimating the excise tax was calculated in accordance with SFAS 123(R), but adjusted in accordance with IRS regulations.

Mr. Potapchuk

The following table shows the potential payments to Mr. Potapchuk assuming termination of employment on December 26, 2008, the last business day of our 2008 fiscal year, under his severance agreement or following a change in control of Gentiva under his change in control agreement. In addition, the table includes benefits provided under our 2004 Equity Incentive Plan upon a change in control, as described below.

Executive Benefits and Payments Upon Termination	Severance Agreement			Change in Control Agreement
	Termination Without Cause or Within 60 Days of Salary Reduction		Termination for Cause	Termination following Change in Control
Compensation:
Base Salary	$600,000	(1)	—	$800,000	(1)
Target Annual Bonus	—		—	$480,000	(1)
Stock Option Vesting	—		—	$1,148,350	(2)

Benefits and Perquisites:
Retirement Plan Vesting(3)	—		—	—
Health and Welfare Benefits	$14,340	(4)	—	$21,384	(5)
Life Insurance	—		—	$815	(5)
Executive Physical	—		—	$5,300	(5)
Excise Tax Cut Back	—		—	—

Total	$614,340		—	$2,455,849

(1)	For either termination without cause or termination within 60 days of a salary reduction, assumes 18 months of salary would be paid. For termination following a change in control, assumes two times both the salary and the target annual bonus for 2008 would be paid.
(2)	Realized value was determined by calculating the difference between the closing price of our common stock on December 26, 2008 and the exercise price of all outstanding unvested options for which the closing price at December 26, 2008 was in excess of the unvested option’s exercise price. Options would fully vest upon a change in control pursuant to the 2004 Equity Incentive Plan. Termination of employment is not required for this benefit.
(3)	Pursuant to the 2005 Nonqualified Retirement Plan’s vesting schedule, Mr. Potapchuk is already 100% vested.
(4)	Assumes continued participation in medical, dental and vision benefits as in place at the end of 2008 through the end of the severance period.
(5)	Assumes continued participation in current health and welfare benefit programs as in place at the end of 2008 at current rates for two years. For executive physical, assumes that Mr. Potapchuk uses the benefit twice during this period.

Mr. Paige

The following table shows the potential payments to Mr. Paige assuming termination of employment on December 26, 2008, the last business day of our 2008 fiscal year, under his severance agreement or following a change in control of Gentiva under his change in control agreement. In addition, the table includes benefits provided under our 2004 Equity Incentive Plan upon a change in control, as described below.

Executive Benefits and Payments Upon Termination	Severance Agreement			Change in Control Agreement
	Termination Without Cause or Within 60 Days of Salary Reduction		Termination for Cause	Termination following Change in Control
Compensation:
Base Salary	$360,000	(1)	—	$720,000	(1)
Target Annual Bonus	—		—	$360,000	(1)
Stock Option Vesting	—		—	$844,000	(2)

Benefits and Perquisites:
Retirement Plan Vesting(3)	—		—	—
Health and Welfare Benefits	—		—	$2,169	(4)
Life Insurance	—		—	$815	(4)
Executive Physical	—		—	$5,300	(4)
Excise Tax Cut Back	—		—	$(294,866	)(5)

Total	$360,000		—	$1,637,418

(1)	For either termination without cause or termination within 60 days of a salary reduction, assumes 12 months of salary would be paid. For termination following a change in control, assumes two times both the salary and the target annual bonus for 2008 would be paid.
(2)	Realized value was determined by calculating the difference between the closing price of our common stock on December 26, 2008 and the exercise price of all outstanding unvested options for which the closing price at December 26, 2008 was in excess of the unvested option’s exercise price. Options would fully vest upon a change in control pursuant to the 2004 Equity Incentive Plan. Termination of employment is not required for this benefit.
(3)	Pursuant to the 2005 Nonqualified Retirement Plan’s vesting schedule, Mr. Paige is already 100% vested.
(4)	Assumes continued participation in current health and welfare benefit programs as in place at the end of 2008 at current rates for two years. For executive physical, assumes that Mr. Paige uses the benefit twice during this period.
(5)	For Federal tax purposes, a 20% excise tax would generally be imposed on the amount of change in control benefits and payments that exceeds the average of Mr. Paige’s annual taxable earnings for the previous five years, but only if the total change in control benefits and payments exceed three times his average annual taxable earnings for the previous five years. The excise tax cutback provision contained in Mr. Paige’s agreement generally provides for a reduction in his change in control benefits and payments to just below the amount that would trigger the excise tax. The valuation of accelerated options for purposes of estimating the excise tax was calculated in accordance with SFAS 123(R), but adjusted in accordance with IRS regulations.

Mr. Silva

The following table shows the potential payments to Mr. Silva assuming termination of employment on December 26, 2008, the last business day of our 2008 fiscal year, under his severance agreement or following a change in control of Gentiva under his change in control agreement. In addition, the table includes benefits provided under our 2004 Equity Incentive Plan upon a change in control, as described below.

Executive Benefits and Payments Upon Termination	Severance Agreement			Change in Control Agreement
	Termination Without Cause or Within 60 Days of Salary Reduction		Termination for Cause	Termination following Change in Control
Compensation:
Base Salary	$320,000	(1)	—	$640,000	(1)
Target Annual Bonus	—		—	$320,000	(1)
Stock Option Vesting	—		—	$720,500	(2)

Benefits and Perquisites:
Retirement Plan Vesting(3)	—		—	$26,888
Health and Welfare Benefits	$11,136	(4)	—	$24,268	(5)
Life Insurance	—		—	$745	(5)
Executive Physical	—		—	$5,300	(5)
Outplacement Services	—	(6)	—	—
Excise Tax Cut Back	—		—	$(293,363	)(7)

Total	$331,136		—	$1,444,338

(1)	For either termination without cause or termination within 60 days of a salary reduction, assumes 12 months of salary would be paid. For termination following a change in control, assumes two times both the salary and the target annual bonus for 2008 would be paid.
(2)	Realized value was determined by calculating the difference between the closing price of our common stock on December 26, 2008 and the exercise price of all outstanding unvested options for which the closing price at December 26, 2008 was in excess of the unvested option’s exercise price. Options would fully vest upon a change in control pursuant to the 2004 Equity Incentive Plan. Termination of employment is not required for this benefit.
(3)	Mr. Silva was not fully vested at December 26, 2008, but a change in control would cause any unvested amounts to become fully vested pursuant to the 2005 Nonqualified Retirement Plan.
(4)	Assumes continued participation in medical, dental and vision benefits as in place at the end of 2008 through the end of the severance period.
(5)	Assumes continued participation in current health and welfare benefit programs as in place at the end of 2008 at current rates for two years. For executive physical, assumes that Mr. Silva uses the benefit twice during this period.
(6)	Mr. Silva will be leaving Gentiva on May 14, 2009. His severance agreement, reflected above, will be in effect upon his termination, except that we will also provide up to $15,000 of outplacement support.
(7)	For Federal tax purposes, a 20% excise tax would generally be imposed on the amount of change in control benefits and payments that exceeds the average of Mr. Silva’s annual taxable earnings for the previous five years, but only if the total change in control benefits and payments exceed three times his average annual taxable earnings for the previous five years. The excise tax cutback provision contained in Mr. Silva’s agreement generally provides for a reduction in his change in control benefits and payments to just below the amount that would trigger the excise tax. The valuation of accelerated options for purposes of estimating the excise tax was calculated in accordance with SFAS 123(R), but adjusted in accordance with IRS regulations.

Executive Officers Bonus Plan

Generally, our executives must remain employed through the end of the year to receive payment of their annual incentive awards under our Executive Officers Bonus Plan. However, if the executive were to terminate during the year due to death, disability or retirement, the executive would receive a prorated award. Upon termination under any of these circumstances on December 28, 2008, the last day of our 2008 fiscal year, Mr. Malone would have received $750,000, Mr. Strange would have received $350,000, Mr. Potapchuk would have received $240,000, Mr. Paige would have received $180,000, and Mr. Silva would have received $160,000.

Life Insurance

For employees with annual base salaries over $100,000 per year, including our named executive officers, we pay for an individual term life insurance policy that provides benefits equal to one times the employee’s annual base salary, subject to a maximum benefit of $350,000. If any of our named executive officers had terminated due to death on December 28, 2008, he would have received benefits under this policy equal to $350,000 for Messrs. Malone, Strange, Potapchuk and Paige and $320,000 for Mr. Silva. These amounts would be payable by the insurance company that issued the life insurance policies.

2004 Equity Incentive Plan

If an optionee’s employment terminates due to death, disability or retirement, any exercisable stock options expire 12 months following termination of the optionee’s employment. Retirement means termination of service at age 55 or later with ten or more years of service, at age 62 or later with five or more years of service, at age 65 or later, or at such other age as the Compensation Committee may determine. If an optionee’s employment terminates for cause, all outstanding stock options terminate immediately. If an optionee’s employment terminates for any other reason, any exercisable stock options expire 90 days following termination of the optionee’s service. “Cause” is defined as the optionee’s conviction or plea of guilty or nolo contendere to a felony; any act of willful fraud, dishonesty or moral turpitude; or any willful or material breach of a written policy, or confidentiality, noncompetition or nonsolicitation agreement for our benefit.

If there is a change in control of Gentiva, then all outstanding stock options and any other awards under the Equity Incentive Plan will immediately become vested and exercisable, and all awards would remain exercisable for the remainder of their terms, even if the optionee were to terminate employment. A change in control would occur if (1) any person or group, other than Miriam Olsten, Stuart Olsten and Cheryl Olsten and their spouses, descendants and estates, acquires beneficial ownership of at least 25% of the total voting power of our stock; (2) our directors or individuals approved by 2/3 of our existing Board cease to constitute a majority of our Board of Directors; (3) a majority of the nominees fail to be elected to our Board at a shareholders’ meeting; (4) we liquidate, or we enter into a merger or consolidation, and either we are not the continuing or surviving company or our shares are converted to cash, securities or property and (a) our shareholders do not hold at least a majority of the resulting entity or (b) our directors do not constitute a majority of the board of directors of the resulting entity; or (5) we sell or otherwise dispose of substantially all of our assets.

DIRECTOR COMPENSATION

The table below describes compensation paid to our non-employee directors in 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Victor F. Ganzi	$102,750	$75,606	—	—	—	—		$178,356
Stuart R. Levine	$139,000	$75,606	—	—	—	—		$214,606
Mary O’Neil Mundinger	$77,250	$75,606	—	—	—	—		$152,856
Stuart Olsten	$69,500	$75,606	—	—	—	—		$145,106
John A. Quelch	$68,750	$75,606	—	—	—	—		$144,356
Raymond S. Troubh	$92,500	$75,606	—	—	—	—		$168,106
Josh S. Weston	$92,500	$75,606	—	—	—	—		$168,106
Gail R. Wilensky	$77,000	$75,606	—	—	—	—		$152,606
Rodney D. Windley	$54,250	$75,606	—	—	—	$14,228	(4)	$144,084

(1)	The grant date fair values, determined in accordance with SFAS 123(R), of the deferred stock unit awards made in 2008 for each director were $18,603, $18,259, $19,094 and $22,498 for the grants made on March 1, June 1, September 1 and December 1, 2008, respectively. The amounts shown in the Stock Awards column reflect the amounts recognized for financial statement reporting purposes for the fiscal year ended December 28, 2008 for awards made under our Stock & Deferred Compensation Plan for Non-Employee Directors, which include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of the values of the stock awards are included in note 13 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2008, except that, as required by Securities and Exchange Commission regulations, the amounts in the table above do not reflect any assumed forfeitures.
(2)	As of December 28, 2008, directors held deferred stock units as follows: Mr. Ganzi—22,903; Mr. Levine—14,845; Dr. Mundinger—11,888; Mr. Olsten—22,903; Dr. Quelch—6,785; Mr. Troubh—19,873; Mr. Weston—11,897; Dr. Wilensky—11,959; and Mr. Windley—7,382.
(3)	As of December 28, 2008, directors held stock options as follows: Dr. Mundinger—17,500; Mr. Olsten—34,345; Mr. Troubh—17,500; and Dr. Wilensky—17,500. No options were granted to non-employee directors in 2008, and no amounts were recognized for financial statement reporting purposes for the fiscal year ended December 28, 2008 with respect to outstanding options held by non-employee directors.
(4)	Mr. Windley has received medical, dental and vision benefits following our acquisition of Healthfield.

Compensation of Directors

Each non-employee member of our Board of Directors receives an annual retainer fee of $30,000 payable in cash. Any non-employee director who serves as chairperson of a committee of the Board receives an additional $10,000 annually for acting as chairperson, except that the chairperson of the Audit Committee receives $20,000 annually. Mr. Levine received a fee of $20,000 for his service as chairperson of a committee of the independent directors formed to assist us with various 2008 initiatives. The Lead Director of the Board receives an additional $20,000 annually. Non-employee directors also receive $2,500 for each Board or committee meeting they attend, or $750 if attendance is by telephone.

Pursuant to the Gentiva Health Services, Inc. Stock & Deferred Compensation Plan for Non-Employee Directors, each non-employee director also receives an annual deferred stock unit award valued at $55,000, which is credited quarterly to a bookkeeping account for the non-employee director. The number of deferred stock units credited to each director’s account quarterly is calculated by dividing $13,750 by the average closing price of a share of our common stock on the Nasdaq for the ten trading days preceding the quarterly calculation dates, which are March 1, June 1, September 1 and December 1. Upon termination of service on the Board, the director is entitled to receive a number of shares of our common stock equal to the number of deferred stock units then credited to the director’s account.

Generally, our directors who are also employees do not receive any additional compensation for serving on our Board. However, all directors, regardless of whether or not they are our employees, receive reimbursement for out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and its committees.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information regarding our equity compensation plans as of December 28, 2008:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights *	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) **
Equity compensation plans approved by security holders	3,479,687	$15.71	1,918,110
Equity compensation plans not approved by security holders	—	—	—

Total	3,479,687	$15.71	1,918,110

*	Consists of securities to be issued upon exercise of outstanding stock options under Gentiva’s 1999 Stock Incentive Plan and 2004 Equity Incentive Plan (3,349,252) and outstanding share units under Gentiva’s Stock & Deferred Compensation Plan for Non-Employee Directors (130,435).
**	Consists of securities available for future issuance under Gentiva’s 2004 Equity Incentive Plan (1,371,276), Employee Stock Purchase Plan (415,362) and Stock & Deferred Compensation Plan for Non-Employee Directors (131,472).

From December 29, 2008 through March 16, 2009, Gentiva issued (i) 868,700 stock options under our 2004 Equity Incentive Plan, (ii) 48,264 shares of common stock under our Employee Stock Purchase Plan and (iii) 5,004 deferred stock units under our Stock & Deferred Compensation Plan for Non-Employee Directors. During the same period, (i) 41,950 stock options were cancelled or expired, making them available for grant under the 2004 Equity Incentive Plan and (ii) 218,484 stock options were exercised. Giving effect to the foregoing, as of March 16, 2009, (a) the number of stock options outstanding was 3,957,518, with a weighted-average exercise price of $18.36 and average life remaining of 7.36 years, (b) the number of deferred stock units outstanding was 135,439 and (c) the number of securities remaining available for future issuance was 544,526 under the 2004 Equity Incentive Plan, 367,098 under the Employee Stock Purchase Plan and 126,468 under the Stock & Deferred Compensation Plan for Non-Employee Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 28, 2006, we completed the acquisition of The Healthfield Group, Inc., a regional provider of home healthcare, hospice and related services in the southeastern United States, for approximately $454 million in cash and shares of Gentiva common stock. Under the terms of the Healthfield Merger Agreement dated as of January 4, 2006, Mr. Windley, the former chairman and chief executive officer of Healthfield, received 1,404,153 shares of Gentiva common stock and the Rodney D. Windley 2005 Grantor Retained Annuity Trust (the “Trust”) received 119,170 shares of Gentiva common stock. Tony Strange, the former president and chief operating officer of Healthfield, also received 168,797 shares of Gentiva common stock. In addition, RT Management, LLC, of which Mr. Strange is a manager and co-owner and Mr. Windley is a manager and co-owner, received 158,801 shares of Gentiva common stock. Mr. Windley, the Trust, Mr. Strange and RT Management also received approximately $80.1 million, $6.8 million, $8.2 million and $9.1 million, respectively, in cash consideration pursuant to the terms of the Merger Agreement.

During 2008, a number of Gentiva shares beneficially owned by Mr. Windley and Mr. Strange were released from escrow. Certain of these shares were forfeited in satisfaction of claims arising under the Merger Agreement. Pursuant to the terms of the Merger Agreement, 31,052, 2,635, 3,733 and 3,511 shares of Gentiva common stock were forfeited, respectively, by Mr. Windley, the Trust, Mr. Strange and RT Management. Previously, in 2006 and 2007 when Gentiva shares were also released from escrow, 25,962, 2,204, 3,121 and 2,937 shares of Gentiva common stock were similarly forfeited, respectively, by Mr. Windley, the Trust, Mr. Strange and RT Management.

Pursuant to the Merger Agreement, Mr. Windley was appointed by the former shareholders of Healthfield to serve as the “Stockholder Representative.” In that capacity, Mr. Windley was responsible for representing the interests of the former Healthfield shareholders with respect to any purchase price adjustments or indemnity claims arising in connection with the acquisition. Effective February 23, 2009, Mr. Windley resigned as Stockholder Representative and another former Healthfield shareholder was appointed to succeed him. Mr. Windley remains jointly and severally liable to us for breaches of certain of the representations, warranties and covenants made by Healthfield in the Merger Agreement.

On February 27, 2006, our Board of Directors elected Mr. Windley as a director and Vice Chairman of the Board of Directors, effective February 28, 2006. Mr. Windley was elected as a director in accordance with the Merger Agreement, which provided for his election to the Board as a director and as Vice Chairman of the Board upon the consummation of the merger. Mr. Windley currently continues as a director and Vice Chairman of the Board and is a nominee for re-election as a director at the 2009 Annual Meeting.

On February 28, 2006, at the closing of the Healthfield acquisition, we entered into a Registration Rights Agreement with certain former shareholders of Healthfield, including Mr. Windley and Mr. Strange. Further to the Registration Rights Agreement, we filed a registration statement on Form S-3 with the Securities and Exchange Commission in May 2006 covering the resale of the 3,194,197 shares of Gentiva common stock issued to the former shareholders of Healthfield pursuant to the acquisition. The registration statement was declared effective by the Securities and Exchange Commission in July 2006.

Prior to the completion of the acquisition, R.T. Ventures, LLC, an entity in which Mr. Windley and Mr. Strange are co-managers, and of which each has a 50% beneficial interest, was a party to the Aircraft Dry Lease Agreement, dated as of December 23, 2005, with Healthfield, as amended on January 1, 2006 and September 22, 2006 (the “Aircraft Lease”). The Aircraft Lease provides for the use by Healthfield of aircraft from R.T. Ventures. We leased aircraft from R.T. Ventures in 2008, and we may continue to lease aircraft from R.T. Ventures in the future. We lease aircraft on the terms and conditions contained in the Aircraft Lease. We are not under any obligation to lease the aircraft, and the Aircraft Lease may be terminated by us with thirty days’ notice. We paid or accrued for payment to R.T. Ventures in 2008 approximately $172,000 for leased aircraft and related expenses under the Aircraft Lease.

Policies and Procedures for Review and Approval of Related Party Transactions

We believe that business decisions and actions taken by our officers, directors and employees should be based on the best interests of Gentiva, and must not be motivated by personal considerations or relationships. We attempt to analyze any transactions in which Gentiva participates and in which a related person may have a direct or indirect material interest, both due to the potential for a conflict of interest and to determine whether disclosure of the transaction is required under applicable Securities and Exchange Commission rules and regulations.

Related persons include any of our directors or executive officers, certain of our shareholders and immediate family members of any of the above-mentioned persons. A conflict of interest may occur when an individual’s private interest interferes, or appears to interfere, in any way with the interests of Gentiva. Our Audit Committee has oversight responsibility for our Code of Business Conduct and Ethics, which requires all directors, officers and employees to disclose to our Chief Compliance Officer any interest held by them in any entity doing business with us, including interests held by their immediate family members, except for ownership of less than 1% of a public corporation. In addition, all directors, officers and employees are required to disclose any other arrangements by them or their immediate family members, such as consulting or part-time employment arrangements or other dealings with entities with whom we do business. Once the Chief Compliance Officer receives notice of a conflict of interest, he or she will review and investigate the relevant facts and will then generally consult with our General Counsel and the Audit Committee as appropriate.

Under the Audit Committee’s charter, the Audit Committee is responsible for reviewing and pre-approving any related party transactions, which include transactions in which any related person has a direct or indirect material interest. A copy of our Code of Business Conduct and Ethics and of our Audit Committee charter is available on our website at www.gentiva.com under the Investors section.

In addition to the reporting requirements under the Code of Business Conduct and Ethics, each year our directors and officers complete Directors’ and Officers’ Questionnaires identifying any transactions with us in which the officer or director or any immediate family members have an interest. Any such transactions or other related party transactions are reviewed by our General Counsel and, in consultation with our Chief Financial Officer, are brought to the attention of the Audit Committee as appropriate. As noted above, our Audit Committee is responsible for reviewing and approving all transactions with any related person. At its meeting on February 13, 2009, the Audit Committee reviewed and approved our use of leased aircraft from R.T. Ventures as described above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2009 fiscal year. PricewaterhouseCoopers LLP has audited our books and records since our incorporation in 1999.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions posed by shareholders.

The vote of a majority of the shares of common stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for approval of Proposal 2. An abstention will have the same effect as a vote against Proposal 2. If Proposal 2 is not approved, the Audit Committee will reconsider its selection.

The Board of Directors and the Audit Committee recommend that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Fees Billed by PricewaterhouseCoopers LLP

Fees, which include related “out of pocket costs,” billed to us by PricewaterhouseCoopers LLP for services rendered during fiscal years 2008 and 2007 were as follows:

Fee Category	2008	2007
Audit Fees	$1,240,000	$1,310,000
Audit-Related Fees	95,000	27,500
Tax Fees	97,500	88,900
All Other Fees	119,400	—

Total	$1,551,900	$1,426,400

Audit Fees for 2008 and 2007 related to the integrated audit of our annual consolidated financial statements and our internal control over financial reporting, as well as review of financial statements included in our quarterly reports on Form 10-Q. Audit-Related Fees in 2008 related to acquisition and disposition activities. Audit-Related Fees in 2007 related to review of a Form S-3 shelf registration statement and review of a Securities and Exchange Commission comment letter. Tax Fees in 2008 and 2007 related to tax planning and compliance services. All Other Fees in 2008 related to review of the project management and software development practices associated with a technology-based clinical management system. There were no fees in the All Other Fees category for 2007.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for the appointment, compensation and oversight of the work performed by our independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy requiring it to pre-approve all audit (including audit-related) services and permitted non-audit services provided by the independent registered public accounting firm in order to assure that the provision of such services does not impair the firm’s independence. The Audit Committee pre-approved all fiscal 2008 services provided by PricewaterhouseCoopers LLP.

The policy sets forth specified audit, audit-related, tax and other permissible non-audit services, if any, for which pre-approval is provided up to a maximum fee amount set annually by the Audit Committee. Pre-approval is generally provided for up to one year, and any proposed services exceeding these fee levels must be specifically pre-approved by the Audit Committee. Any services not specifically identified in the policy must receive specific pre-approval. The independent registered public accounting firm and management report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval. The Audit Committee may also pre-approve particular services on a case-by-case basis and may delegate specific pre-approval authority to one or more members pursuant to a resolution adopted by the unanimous approval of the Audit Committee, provided that the member reports any pre-approved services at the next regularly scheduled Audit Committee meeting.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors is comprised of four directors, none of whom is an officer or employee of Gentiva. Each of the members is “independent” under existing rules of the Securities and Exchange Commission and Nasdaq and under the Committee’s charter. The Board of Directors has determined that Victor F. Ganzi, the Committee’s Chairman, is an “audit committee financial expert,” as defined by rules of the Securities and Exchange Commission.

The Committee acts under a written charter adopted by the Board of Directors, which is reviewed annually and revised as appropriate. The Board most recently amended the charter in February 2009, a copy of which is posted on our website at www.gentiva.com under the Investors section. In accordance with its charter, the Audit Committee assisted the Board in fulfilling its oversight responsibility relating to the integrity of our financial statements and for monitoring our accounting, auditing and financial reporting practices and compliance by us with legal and regulatory requirements. In addition, the Audit Committee selected PricewaterhouseCoopers LLP to be the independent registered public accounting firm to audit the consolidated financial statements of Gentiva and its subsidiaries.

The Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed this information with PricewaterhouseCoopers LLP. The Audit Committee has also discussed with management and with PricewaterhouseCoopers LLP the quality and adequacy of our critical accounting principles, internal control over financial reporting and the internal audit and compliance functions, organization, responsibilities, budget and staffing. The Audit Committee has also reviewed with PricewaterhouseCoopers LLP, our internal auditors and our chief compliance officer their audit and compliance plans, scope and identification of audit risks.

The discussions with PricewaterhouseCoopers LLP also included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), which supersedes Statement on Auditing Standards No. 61 (Communication With Audit Committees).

The Audit Committee has reviewed and discussed the audited consolidated financial statements of Gentiva and its subsidiaries and its internal control over financial reporting with management and with PricewaterhouseCoopers LLP. Based on all of the foregoing reviews and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 28, 2008 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Victor F. Ganzi, Chairman

Stuart Olsten

Raymond S. Troubh

Josh S. Weston

PROPOSAL 3

APPROVAL OF AMENDED AND RESTATED

GENTIVA HEALTH SERVICES, INC.

2004 EQUITY INCENTIVE PLAN

Introduction

The Compensation Committee of our Board of Directors approved the amendment and restatement of the Gentiva Health Services, Inc. 2004 Equity Incentive Plan (the “2004 Plan”), effective February 25, 2009 (the “Restatement Effective Date”), subject to shareholder approval, to, among other things, increase the aggregate number of shares of our common stock available for issuance under the 2004 Plan by 600,000 shares. In addition, approval of Proposal No. 3 will constitute approval of certain provisions of the amended and restated 2004 Plan for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, which approval is required every five years in order for awards under the 2004 Plan to be eligible to be treated as performance-based compensation, as discussed below under the heading “Effect of Section 162(m) of the Internal Revenue Code.” Gentiva’s shareholders are being asked to consider and vote on the amended and restated 2004 Plan, which is described below.

The 2004 Plan was approved on May 14, 2004 by our shareholders. The 2004 Plan originally authorized the grant of up to 3,500,000 shares of our common stock plus any shares authorized under its predecessor plan, the Gentiva Health Services, Inc. 1999 Stock Incentive Plan (the “1999 Plan”), as to which awards had not been made as of the effective date of the 2004 Plan. On August 8, 2007, the then Compensation, Corporate Governance and Nominating Committee of our Board of Directors adopted an amendment to the 2004 Plan to comply with Section 409A of the Internal Revenue Code. As of December 28, 2008, 1,371,276 shares of our common stock were available for future issuance under the 2004 Plan. As of March 16, 2009, 544,526 shares of our common stock were available for future issuance under the 2004 Plan. Therefore, we are asking shareholders to approve an increase in the number of shares available under the 2004 Plan to allow us to continue to offer this valuable and competitive program.

The Compensation Committee has approved, and the Board of Directors recommends that the shareholders approve, the amendment and restatement of the 2004 Plan. The affirmative vote of a majority of shares represented in person or by proxy and entitled to vote on this proposal will be required for approval of the terms of the amended and restated 2004 Plan. An abstention will have the same effect as a vote against the proposal. Broker non-votes will not be considered entitled to vote on this item and therefore will not be counted in determining the number of shares necessary for approval.

Purpose

The purpose of the 2004 Plan is to attract, retain and motivate highly competent persons to serve as officers, employees, consultants, and non-employee directors of Gentiva and its subsidiaries and affiliates by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on their performance in fulfilling their personal responsibilities.

Described below is a summary of the principal features of the 2004 Plan. The summary is qualified in its entirety by reference to the full text of the 2004 Plan, as proposed to be amended and restated, which is attached to this Proxy Statement as Appendix A.

Administration

The 2004 Plan is presently administered by our Compensation Committee. Among other functions, the Compensation Committee has the authority, subject to the terms of the 2004 Plan, to (1) establish rules for the administration of the 2004 Plan, (2) designate participants to receive awards under the 2004 Plan, (3) determine the type of awards to be granted under the 2004 Plan, (4) set the terms and conditions of the award and (5) make such determinations and interpretations to take such action in connection with the 2004 Plan and any awards granted thereunder as it deems necessary or advisable, which determinations and interpretations are binding on all participants and their legal representatives.

Eligibility

The Compensation Committee may grant awards to such officers, employees, and consultants of Gentiva and its subsidiaries and affiliates as it determines from time to time in its sole discretion. In addition, the Compensation Committee may grant awards (other than cash awards) to our non-employee directors. As of December 28, 2008, there were approximately 4,300 employees, including officers, eligible for awards under the 2004 Plan. As of the same date, there were nine non-employee directors eligible for awards (other than cash awards) under the 2004 Plan.

New Plan Benefits

Any awards under the 2004 Plan will be at the discretion of the Compensation Committee. Therefore, it is not possible at present to determine the amount or form of any award that will be received by an individual under the 2004 Plan.

Authorized Share Pool

The 2004 Plan, as proposed to be amended, authorizes the grant of up to 4,100,000 shares of our common stock plus any shares authorized under the 1999 Plan as to which awards had not been made as of the effective date of the 2004 Plan.

During the term of the 2004 Plan, any shares subject to an outstanding award under the 2004 Plan or the 1999 Plan which are forfeited, expire or are cancelled or settled in cash without delivery to the award recipient of shares of our common stock, are added back to the authorized share pool.

Prior to the Restatement Effective Date, we were allowed to (but never did) add back to the authorized share pool (1) shares delivered to or withheld by us as part or full payment for the exercise or purchase price of an award granted under the 2004 Plan or the 1999 Plan or to satisfy our withholding obligation with respect to an award granted under the 2004 Plan or the 1999 Plan; and (2) shares reacquired by us on the open market or otherwise using cash proceeds received from the exercise of stock options granted under the 2004 Plan or the 1999 Plan. As of the Restatement Effective Date, however, these shares will not be allowed to be added back to the authorized share pool.

Generally, each share subject to an outstanding award is charged against the authorized share pool at the time of grant. However, in recognition of the additional value of restricted stock and stock units, shares subject to such awards are charged against the authorized share pool at an enhanced rate of two shares for each share subject to such award. Shares added back to the authorized share pool related to grants of restricted stock and stock units are also added back at a rate of two shares for each share subject to such award.

The shares subject to the authorized share pool, as well as the individual and incentive stock option maximums, are subject to adjustment for any changes in the our common stock through merger, consolidation, reorganization, recapitalization, stock dividend, special one-time cash dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders.

Individual Maximum

The maximum number of shares that may be granted or measured to any individual participant under the 2004 Plan in any calendar year is 500,000 shares.

Types of Awards

The 2004 Plan permits the granting of stock options, stock appreciation rights, restricted stock, stock units and cash awards. Any award may be structured to qualify as a performance-based award so that it is exempt from the $1,000,000 compensation limit under Section 162(m) of the Internal Revenue Code. To date, our awards under the 2004 Plan have consisted solely of stock options.

Stock Options

The 2004 Plan permits the Compensation Committee to grant options to eligible recipients to purchase shares during the term of the option at an exercise price established by the Compensation Committee, but in no event less than the fair market value of our shares on the date of grant. In the event, however, that a stock option is granted upon assumption or in substitution of an award granted by another entity in connection with a corporate transaction (such as a merger, consolidation or acquisition but not including certain corporate transactions involving a change in common stock as described in Section 13 of the 2004 Plan), the exercise price may be less than the fair market value of our shares on the date of grant, as provided in Section 13 of the 2004 Plan.

Exercisability and Vesting.    Stock options granted under the 2004 Plan may only be exercised to the extent the option is vested. As a general rule, stock options may not vest earlier than the first anniversary of their date of grant, except where there is a change of control, where the stock options are granted in settlement of any obligation under any other compensation arrangement, or where the applicable award agreement provides for vesting upon the participant’s termination of service due to death or disability.

Term.    Stock options granted under the 2004 Plan prior to the Restatement Effective Date may not have a term longer than ten years. The amendment of the 2004 Plan shortens this maximum term to seven years for stock options granted after the Restatement Effective Date. Notwithstanding the foregoing, in the case of the death of the participant within six months prior to the expiration of the term, the exercise period may be extended for up to one year after the participant’s death.

Type of Options.    The 2004 Plan permits the Compensation Committee to grant nonqualified stock options (i.e., stock options that do not qualify as “incentive stock options” under Section 422 of the Internal Revenue Code). As of the Restatement Effective Date, the 2004 Plan establishes the maximum number of shares that may be granted as incentive stock options at 4,100,000 and authorizes the Compensation Committee to grant incentive stock options if it determines that such options can be granted in compliance with the applicable statutory and regulatory requirements. If an option is granted as an incentive stock option and fails to qualify as such, it will be treated as a nonqualified option.

Stock Appreciation Rights

The 2004 Plan permits the Compensation Committee to grant stock appreciation rights which confer upon the participant the right to receive, upon exercise, the excess of the fair market value or any lesser value of each share subject to the award over a “base value.” Generally, the base value is set by the Compensation Committee and must equal the fair market value of our common stock on the date of grant. In the event, however, that a stock appreciation right is granted (1) in tandem with, or in substitution for, other awards made by us, or (2) upon assumption or in substitution of an award granted by another entity in connection with a corporate transaction (such as a merger, consolidation or acquisition but not including certain corporate transactions involving a change in common stock as described in Section 13 of the 2004 Plan), the base value may be less than the fair market value of our shares on the date of grant.

Vesting.    As a general rule, stock appreciation rights granted under the 2004 Plan may not vest earlier than the first anniversary of their date of grant, except where there is a change of control, where the stock appreciation rights are granted in settlement of any obligation under any other compensation arrangement, or where the applicable award agreement provides for vesting upon the participant’s termination of service due to death or disability.

Term.    Stock appreciation rights granted under the 2004 Plan prior to the Restatement Effective Date may not have a term longer than ten years. The amendment of the 2004 Plan shortens this maximum term to seven years for stock appreciation rights granted after the Restatement Effective Date. Notwithstanding the foregoing, in the case of the death of the participant within six months prior to the expiration of the term, the exercise period may be extended for up to one year after the participant’s death.

Type of Stock Appreciation Rights.    The 2004 Plan permits the Compensation Committee to grant stock appreciation rights on a stand-alone basis or in tandem with stock option grants.

Restricted Stock

The 2004 Plan permits the Compensation Committee to grant shares of restricted stock consisting of common stock issued or transferred to participants with or without other payments therefor, which are subject to transferability restrictions and/or a substantial risk of forfeiture. Except in the event of a change of control, or to the extent provided in the award agreement upon the participant’s death or disability, each restricted stock award granted after the Restatement Effective Date may vest not more rapidly than ratably over a period of three years. Holders of restricted stock awards have the right to receive dividends and to vote the shares, but unless the Compensation Committee or the award agreement provides otherwise and to the extent permitted by Section 409A of the Internal Revenue Code, dividends on restricted stock awards, if any, will be held in escrow and will be payable at such time as the restrictions on the shares lapse.

Stock Units

The 2004 Plan permits the Compensation Committee to grant stock units with each such stock unit representing one share of our common stock. Stock units will be credited to a notional account maintained by us. Unless the award agreement provides otherwise, each stock unit will also entitle the holder to an amount equal to the value of dividends paid in respect of one share of our common stock during the period the unit is outstanding, which amount will also be credited to the notional account.

Stock units may be subject to such terms and conditions, including vesting and the time and method of settlement, as the Compensation Committee determines appropriate. Unless the Compensation Committee or the award agreement provides otherwise, however, stock units must be settled in shares of our common stock. Furthermore, except in the case of a change of control, settlement of any obligation under any other compensation arrangement, or to the extent provided in the award agreement upon the participant’s death or disability, stock units may not completely vest prior to the expiration of three years from the date of grant although they may vest ratably over a three year or longer vesting period.

Cash Awards

The 2004 Plan permits the Compensation Committee to grant cash awards to any participant other than a non-employee director of the Company. We may, in our discretion, permit participants to defer settlement of cash awards in accordance with Section 409A of the Internal Revenue Code. The maximum award that may be granted to any participant as a cash award for any performance period of 36 months is $3,000,000, with proportionate adjustments for shorter or longer performance periods between one and five years, and $1,000,000 for cash awards that are unrelated to time-based vesting or performance periods.

Performance-Based Awards

Awards granted under the 2004 Plan may be granted in a manner that qualifies the awards for the performance-based compensation exemption to the $1,000,000 compensation limit under Section 162(m) of the Internal Revenue Code. As determined by the Compensation Committee in its sole discretion, either the granting or vesting of performance-based awards made under the 2004 Plan will be based on achievement of hurdle rates, growth rates, and/or reductions in one or more of the business criteria listed below as they apply to an individual participant, one or more business units, or Gentiva as a whole. The business criteria may be used individually or in combination. In addition, performance-based awards may be based upon comparisons to the performance of other companies with such performance measured by one or more of the listed business criteria. The measurement of performance of selected business criteria against performance goals applicable to performance-based awards will exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles as identified in our financial statements, notes to the financial statements or management’s discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K.

Business Criteria.    The business criteria that the Compensation Committee may select from in establishing performance goals for performance-based awards are (1) net earnings; (2) earnings per share; (3) net sales growth; (4) market share; (5) operating profit; (6) earnings before interest and taxes; (7) earnings before interest, taxes, depreciation and amortization; (8) gross margin; (9) expense targets; (10) working capital targets relating to inventory and/or accounts receivable; (11) operating margin; (12) return on equity; (13) return on assets; (14) planning accuracy (as measured by comparing planned results to actual results); (15) market price per share; (16) total return to shareholders; (17) net income; (18) pro forma net income; (19) return on capital; (20) revenues; (21) expenses; (22) operating cash flow; (23) net profit margin; (24) employee headcount; (25) employee turnover; (26) labor costs; and (27) customer service.

Procedural Requirements.    In accordance with the requirements of Section 162(m) of the Internal Revenue Code, (1) performance goals for performance-based awards will be established no later than 90 days after the commencement of a period (but in no event after 25 percent of such period has elapsed), (2) the Compensation Committee may not modify a performance-based award goal after it has been established to increase the amount of compensation payable thereunder upon the attainment of such performance goal, but may modify such award to exercise negative discretion with respect to performance-based awards, and (3) no compensation will be payable in respect of a performance-based award unless the Compensation Committee certifies that the performance goals have been achieved.

Nontransferability of Awards

Awards granted under the 2004 Plan are not transferable except by will or the laws of descent and distribution or, if no consideration is received by the participant, as permitted by the Compensation Committee.

Effect of Termination of Service

Unless the Compensation Committee or the applicable award agreement provides otherwise, if a participant’s service with us terminates for any reason other than for “cause” or on account of a change of control:

•

Stock options and stock appreciation rights (to the extent then vested) will expire on the earlier of (1) the expiration of their term, (2) ninety days following termination of the participant’s service other than termination of service on account of death, disability or retirement, and (3) 12 months following termination of the participant’s service as a result of death or disability or on account of “retirement” (which for purposes of the 2004 Plan means termination of service at age 55 or later with ten or more years of service, at age 62 or later with five or more years of service, at age 65 or later, or at such other age as the Compensation Committee may determine and include in the award agreement);

•	All unvested stock options and stock appreciation rights will expire on termination of service;

•	All unvested restricted stock awards and stock units will expire upon termination of service; and

•

All cash awards and performance-based awards will be forfeited upon termination of service, but if a participant has otherwise satisfied all of the conditions to receiving such award (including any performance criteria), except that the participant is not serving on the payment date due to his or her termination of service by us without cause, or because of the participant’s retirement, death or disability, such award will be payable to the participant at the regularly scheduled payment date.

Change of Control

If there is a change of control of Gentiva, as defined in the section entitled “2004 Equity Incentive Plan” under the heading “Potential Payments Upon Termination or Change in Control,” then unless the Compensation Committee provides otherwise:

•

All then outstanding stock options, stock appreciation rights and stock units, and unvested cash awards will immediately vest and become exercisable and any restrictions on restricted stock awards or stock units will immediately lapse; and

•

All awards held by participants who are at the time of the change of control in the service of the Company, a subsidiary or an affiliate will remain exercisable for the remainder of their terms, notwithstanding any subsequent termination of a participant’s service.

Thereafter, all awards will be subject to the terms of any agreement effecting the change of control, which agreement may provide, without limitation, that in lieu of continuing the awards, each stock option and stock appreciation right outstanding under the 2004 Plan will terminate within a specified number of days after notice to the participant, and that the participant will receive, with respect to each share of common stock subject to such stock option or stock appreciation right, an amount equal to the excess of the fair market value of such shares of common stock immediately prior to the occurrence of such change of control over the exercise price (or base value ) per share underlying such stock option or stock appreciation right with such amount payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Compensation Committee, in its discretion, determines.

Duration, Amendment and Termination

The Compensation Committee may not make any award under the 2004 Plan more than ten years after the Restatement Effective Date.

The Compensation Committee may amend the 2004 Plan from time to time, or suspend or terminate the 2004 Plan at any time. No amendment of the 2004 Plan may be made without approval of the shareholders if the amendment (1) increases the aggregate number of shares of common stock that may be delivered through stock options under the 2004 Plan; (2) increases the maximum shares in the authorized share pool or the individual maximum; (3) permits the re-pricing of an award to a lower exercise price, base price or purchase price, as applicable (including, without limitation, the cancellation of an award) in exchange for cash or another award, other than in connection with a change of control or a substitution, followed by a re-grant of that award six months later); (4) changes the types of business criteria on which performance-based awards are to be based; (5) modifies the requirements as to eligibility for participation in the 2004 Plan; or (6) changes the legal entity authorized to make awards under the 2004 Plan.

The Compensation Committee will modify awards following a change in our common stock, such as a merger or consolidation, to prevent dilution or enlargement of participants’ rights under the 2004 Plan, including the right to adjust in an equitable manner the number and kind of shares subject to outstanding awards, the exercise price applicable to outstanding awards, and the fair market value of the common stock and other value determinations applicable to outstanding awards. In addition, other than with respect to stock options, stock appreciation rights and other awards intended to constitute performance-based awards, the Compensation Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations or accounting principles.

Certain Federal Income Tax Consequences

The following is a brief summary of the federal income tax aspects of awards that may be made under the 2004 Plan based on existing U.S. federal income tax laws. This summary is not complete and does not describe a number of special tax rules, including FICA (Federal Insurance Contributions Act) and FUTA (Federal Unemployment Tax Act) taxes and various elections that may be applicable under certain circumstances. The summary does not constitute tax advice and, among other things, does not address possible state, local, or foreign tax consequences and does not address all of the federal, foreign, state, or local tax considerations that may be relevant to a particular holder. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or the provisions of any income tax or other laws of any foreign country, municipality or state in which a participant may reside.

An employee participant’s realization of ordinary taxable income under the 2004 Plan requires us to collect withholding taxes from him or her. In the case of ordinary income generated by an award granted to a non-employee participant or by any stock-based award to an employee participant, a participant will be required to arrange for payment of his or her tax withholding obligation.

Stock Options

A participant who has been granted a stock option (whether an incentive stock option or a nonqualified stock option) will not recognize taxable income on the date of grant, and we will not be entitled to a deduction at that time.

When a participant exercises a nonqualified stock option, the participant realizes ordinary income, subject to withholding of taxes if applicable, in the amount equal to the fair market value of the shares on the date of exercise over the exercise price, and that amount will be subject to FICA and FUTA taxes if the participant is also an employee. We will generally be entitled to take a corresponding deduction in the same amount and at the same time as the participant recognizes income.

Depending upon how long the participant holds the shares of common stock after exercise of the nonqualified stock option, the sale or other taxable disposition of the shares generally will result in a short-term or long-term capital gain or loss. This gain or loss will equal the difference between the amount realized on such disposition and the fair market value of the shares when the nonqualified stock option was exercised.

If the participant exercises a nonqualified stock option by paying the exercise price with previously acquired common stock as permitted by the Compensation Committee, the participant will have federal tax consequences (relative to the new shares received) in two steps. In the first step, a number of new shares equivalent to the number of older shares tendered (in payment of the nonqualified stock option exercised) is considered to have been exchanged in accordance with Section 1036 of the Internal Revenue Code and the rulings thereunder, and no gain or loss is recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the participant will recognize income on those new shares equal to their fair market value less any non-stock consideration tendered. The new shares equal to the number of the old shares tendered will have the same basis the participant had in the old shares and the participant’s holding period with respect to the tendered older shares will apply to the new shares. The excess new shares received will have a basis equal to the amount of income recognized by the participant on exercise, increased by any non-stock consideration tendered. Their holding period will commence upon the exercise of the option.

When a participant exercises an incentive stock option, the participant is not taxed at the time of exercise and we are not entitled to a deduction. However, the excess of the fair market value of the shares received on the date over the exercise price is treated as a tax preference and must be included by the participant for purposes of calculating any alternative minimum tax (“AMT”) which may be payable. If the participant holds the shares acquired upon the exercise of an incentive stock option for the required holding period (generally two years after grant and one year after exercise), upon disposition of such shares the gain will be taxed as a long-term capital gain and we will not be entitled to a tax deduction. If the participant fails to satisfy the holding period, the participant will realize ordinary income in the amount equal to the lesser of (1) the gain realized upon the disposition and (2) the excess of the fair market value of the shares on the date of exercise over the exercise price and we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any additional gain realized by the participant will be treated as a capital gain, which will be long-term or short-term depending upon how long the shares are held after the date of exercise. If the sale price of the shares is greater than the fair market value on the date of exercise, the participant will recognize the difference as gain and will be taxed at the applicable capital gains rate. If the sale price of the shares is less than the exercise price, the participant will recognize a capital loss equal to the excess of the exercise price over the sale price. Such capital gain or loss will be treated as long-term or short-term capital gain or loss depending upon whether the holding period applicable to long-term capital assets is satisfied.

Special tax rules will apply in the following situations: (1) if the participant uses shares acquired upon exercise of an incentive stock option to pay the exercise price of another option (whether or not it is an incentive stock option); (2) upon exercise of an incentive stock option if the aggregate fair market value of the shares subject to incentive stock options that first become exercisable by the participant in any one calendar year exceeds $100,000, and if this occurs, the excess shares (the number of shares the fair market value of which exceeds $100,000 in the year first exercisable) will be treated as though they are a nonqualified stock option (as described above) instead of an incentive stock option, and upon exercise of an option with respect to these shares, the participant will have the tax consequences described above with respect to the exercise of nonqualified stock options; (3) if the participant terminates service with us (other than due to death or disability), in which case if the participant exercises an incentive stock option more than three months after termination, the exercise of the incentive stock option will be taxed as the exercise of a nonqualified stock option, as described above.

Finally, except to the extent that the participant has recognized income with respect to the exercise of an incentive stock option (as described in the preceding paragraphs), the amount by which the fair market value of a share at the time of exercise of the incentive stock option exceeds the exercise price will be included in determining the alternative minimum taxable income, and may cause the participant to incur an AMT liability in the year of exercise.

Stock Appreciation Rights

A participant who has been granted a stock appreciation right will not recognize taxable income on the date of grant and we will not be entitled to a deduction at that time.

When a participant exercises a stock appreciation right, the participant realizes ordinary income, subject to withholding taxes if applicable, and subject to FICA and FUTA taxes if the participant is also an employee, equal to the excess of the fair market value of the shares, cash or other property received, over the base price of the stock appreciation right. We are generally entitled to take a corresponding deduction in the same amount and at the same time as the participant recognizes income.

Restricted Stock

A participant holding restricted stock will not recognize income at the time of the award, unless the participant specifically makes an election to do so under Section 83(b) of the Internal Revenue Code within thirty days of such award. Unless the participant has made such an election, the participant will realize ordinary income, subject to withholding taxes if applicable, in an amount equal to the fair market value of the shares on the date the restrictions on the shares lapse, reduced by the amount, if any, paid by the participant for such stock. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Upon the otherwise taxable disposition of the shares awarded after ordinary income has been recognized, the participant will realize a capital gain or loss (which will be long-term or short-term depending upon how long the shares are held after the restrictions lapse).

If the participant made a timely election under Section 83(b) of the Internal Revenue Code, the participant will recognize ordinary income for the taxable year in which the applicable award of restricted stock is received in an amount equal to the fair market value of all shares of restricted stock awarded (even if the shares are subject to forfeiture). That income will be taxable at ordinary income tax rates and subject to FICA and FUTA if the participant is an employee. At the time of disposition of the shares, if such an election was made, the participant will recognize gain in an amount equal to the difference between the sales price and the fair market value of the shares at the time of the award. Such gain will be taxable at the applicable capital gains rate. We will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of his or her election.

Stock Units

A participant holding stock units generally will not recognize income at the time of the award, unless the terms of the stock unit provide the participant with the right to request settlement of the award at the participant’s discretion. Upon settlement of a stock unit not taxed, a participant will realize ordinary income, subject to withholding taxes, and subject to FICA and FUTA taxes if the participant is an employee, in an amount equal to the fair market value of the cash or shares distributed. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If shares are distributed in settlement of the stock unit and the participant later disposes of such shares, the difference between the amount realized on sale and the amount recognized by the participant upon settlement of the stock unit will be a capital gain or loss (which will be long-term or short-term depending upon how long the shares are held by the participant).

Cash Awards

A participant who receives a cash award will realize ordinary income, subject to withholding taxes, and subject to FICA and FUTA taxes if the participant is an employee, in the year the award is received, and we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income.

Effect of Section 162(m) of the Internal Revenue Code

Section 162(m) imposes a $1,000,000 limit on the amount of compensation that may be deducted by us in any tax year with respect to our chief executive officer and each of the next three most highly paid executive officers (other than our chief financial officer). Compensation that is “qualifying performance-based compensation” is not taken into account in determining whether the limit has been exceeded. Certain awards under the 2004 Plan, such as stock options and stock appreciation rights granted at fair market value, are treated as qualifying performance-based compensation. As such, any applicable deduction by us related to the exercise of such awards may not be subject to the deductibility limit imposed by Section 162(m).

All other awards made under the 2004 Plan would not be treated as qualifying performance-based compensation, except to the extent they are designed as “performance-based awards” as described above. To ensure deductibility of performance-based awards, the 2004 Plan is being amended to require actual attainment of performance measures in order for any participant who terminates service because of death, disability or retirement to receive an award for his or her year of termination. In addition, your approval of Proposal 3 will be considered shareholder approval of the performance criteria upon which “qualifying performance-based compensation” may be based, the annual per-participant limit on performance-based awards and the class of employees eligible to receive performance-based awards.

Effect of Section 280G of the Internal Revenue Code

Section 280G limits the deductibility of certain payments that are contingent upon a change of control if the total amount of such payments equals or exceeds three times a participant’s “base amount” (i.e., generally, annualized five-year W-2 compensation). If payment or settlement of an award is accelerated upon a change of control, a portion of such payment attributable to the value of the acceleration is considered a payment that is contingent upon a change of control. Amounts that are not deductible under Section 280G also lower the Section 162(m) $1,000,000 compensation cap. In addition, the affected person must pay an excise tax (in addition to any income tax) equal to 20 percent of such amount.

Impact of Section 409A of the Internal Revenue Code

The U.S. federal tax consequences described above may be impacted by the adoption by Congress of Section 409A of the Internal Revenue Code, which became effective January 1, 2005 and generally applies to all awards granted after December 31, 2004 and the portion of any awards granted prior to January 1, 2005 which had not yet vested as of December 31, 2004. If an award violates Section 409A, the participant’s award and all similar awards made under our other plans or arrangements, plus related earnings for the year of violation and all preceding years, will be includible in the participant’s gross income to the extent the amounts are not subject to a substantial risk of forfeiture. In addition, the participant will be charged interest at the Internal Revenue Service underpayment rate plus one percent, plus an additional federal tax equal to 20 percent of the compensation that is required to be included in gross income. Additional penalty taxes may be imposed by states in which the participant is taxed. Plans and outstanding awards were required to be amended to comply with Section 409A by December 31, 2008.

The 2004 Plan and awards granted under it are intended to comply with Section 409A. The Compensation Committee is directed to either exempt awards from coverage by Section 409A or satisfy the requirements of Section 409A.

The Board of Directors and the Compensation Committee recommend that you vote FOR approval of the 2004 Equity Incentive Plan, as amended and restated.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, and the rules thereunder require our directors and officers and persons who beneficially own more than ten percent of our outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities and to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of copies of reports furnished to us and upon representations made by such persons, we believe that during the fiscal year ended December 28, 2008, all persons subject to the Section 16(a) filing requirements filed the required reports on a timely basis.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Proposals of shareholders intended for inclusion in our Proxy Statement and form of proxy for our 2010 Annual Meeting must be received in writing by December 18, 2009 at the Office of Secretary at our principal executive offices located at 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339. In addition, notice of any proposal that a shareholder desires to propose for consideration at the 2010 Annual Meeting must contain information as specified in our By-Laws and must be received in writing by us at the above address on or after January 14, 2010 and on or before February 13, 2010.

OTHER MATTERS

A copy of our Annual Report on Form 10-K for our last fiscal year is available without charge to shareholders upon written request to Stephen B. Paige, Secretary, Gentiva Health Services, Inc., 3350 Riverwood Parkway, Suite 1400, Atlanta, Georgia 30339. The Annual Report on Form 10-K is also available online at the Investors section of our website at www.gentiva.com.

We will pay the cost of soliciting proxies in the accompanying proxy form. We have retained the services of Georgeson Inc. to assist in the solicitation of proxies for a fee estimated to be $6,500, plus reimbursement for out-of-pocket expenses. Except for this fee, we do not expect to pay any other fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of Gentiva, who will not receive any additional compensation for any such solicitation activities.

The Board of Directors knows of no other matters that may come before the meeting. If any other matters should be brought before the meeting for action, it is the intention of the persons named in the proxy to vote in accordance with their discretion pursuant to authority conferred by the proxy.

By Order of the Board of Directors

Stephen B. Paige
Senior Vice President, General Counsel and Secretary

Dated: April 17, 2009

Atlanta, Georgia

APPENDIX A

AMENDED AND RESTATED

GENTIVA HEALTH SERVICES, INC.

2004 EQUITY INCENTIVE PLAN

1. Purpose. Gentiva Health Services, Inc. 2004 Equity Incentive Plan (the “Plan”) is intended to attract, retain and motivate highly competent persons as officers and employees of, consultants to, and non-employee directors of Gentiva Health Services, Inc. (the “Company”) and its subsidiaries and affiliates by providing them with appropriate incentives and rewards either through a proprietary interest in the long-term success of the Company or compensation based on their performance in fulfilling their personal responsibilities.

2. Administration.

(a) Committee. The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) from among its members and shall be comprised, unless otherwise determined by the Board, solely of not less than two (2) members who shall be (i) “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) “independent directors” within the meaning of the listing requirements of the NASDAQ (and each other exchange on which the Company may be listed).

(b) Authority. The Committee is authorized, subject to the provisions of the Plan, to establish such rules as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations in its sole discretion and to take such action in connection with the Plan and any awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

(c) Indemnification. Except in circumstances involving bad faith or willful misconduct of the person acting or failing to act, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct.

(d) Delegation and Advisers. The Committee may delegate to one or more of its members, or to one or more agents, (i) such administrative duties as it may deem advisable, and (ii) the authority to make awards to any persons not subject to Section 16 of the Exchange Act. Any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

3. Participants. Participants will consist of such officers and employees of, consultants to, and non-employee directors of the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive awards under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive an award in any other year or, once designated, to receive the same type or amount of award as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective awards.

4. Type of Awards. Awards under the Plan may be granted in any one or a combination of: (a) stock options, (b) stock appreciation rights, (c) restricted stock, (d) stock units, and (e) cash. Any awards under the Plan may, as determined by the Committee in its discretion, constitute performance-based awards, as described in Section 11 hereof. Awards granted under the Plan shall be evidenced by agreements (which need not be identical) that provide additional terms and conditions associated with such awards, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreement, the provisions of the Plan shall prevail.

5. Common Stock Available Under the Plan.

(a) Maximum Shares. The aggregate number of shares of common stock of the Company, par value $.10, that may be subject to awards granted under this Plan shall be 4,100,000 shares of common stock, which may be authorized and unissued or treasury shares, subject to Section 5(c) hereof and any adjustments made in accordance with Section 13 hereof plus any shares authorized under the Gentiva Health Services, Inc. 1999 Stock Incentive Plan (“1999 Plan”) as to which, as of the Restatement Effective Date, awards have not been made (“Maximum Shares”). The maximum number of shares of common stock with respect to which awards may be granted or measured to any individual participant under the Plan in any calendar year during the term of the Plan shall not exceed 500,000 shares (subject to adjustments made in accordance with Section 13 hereof) (the “Individual Maximum”). The maximum number of shares that may be “incentive stock options”, within the meaning of Section 422 of the Code, is 4,100,000 shares (the “ISO Maximum”).

(b) Counting Shares. Shares shall be charged against the Maximum Shares and Individual Maximum, and, if applicable, the ISO Maximum, upon the grant of each award (other than cash awards, stock appreciation rights and stock units to be settled only in cash and performance-based awards which are not denominated in common stock) regardless of the vested status of the award, provided, however, that in the case of a stock appreciation right granted in tandem with a stock option, only the number of shares subject to the stock option shall be counted, and, provided, further, that two (2) shares shall be charged against the Maximum Shares for each share of common stock subject to a restricted stock award or stock unit.

(c) Additional Shares. Any shares of common stock subject to an outstanding award, on or after the Restatement Effective Date, granted under the Plan or the 1999 Plan, which for any reason are forfeited, expire or are cancelled or settled in cash without delivery to the award recipient of shares of common stock, shall again be available for awards under the Plan. Additional shares that again become available under the Plan shall count as one (1) share for each additional share related to an option or stock appreciation rights and two (2) shares for each additional share related to an award of restricted stock or stock units.

Any shares of common stock (i) delivered to the Company as part or full payment for the exercise or purchase price of an award granted under the Plan or the 1999 Plan or to satisfy the Company’s withholding obligation with respect to an award granted under the Plan or the 1999 Plan or (ii) reacquired by the Company on the open market or otherwise using cash proceeds received by the Company from the exercise of stock options granted under the Plan or the 1999 Plan, provided that the number of shares so repurchased shall not exceed (A) the amount of the proceeds, divided by (B) the fair market value on the date of exercise which generated such proceeds, shall again be available for awards under the Plan but shall continue to be counted as outstanding for purposes of determining whether an Individual Maximum and, if applicable, the ISO Maximum has been attained; provided, however that, beginning with the Restatement Effective Date, the following shares shall not again be available for awards under the Plan: any shares of common stock (i) delivered to, or withheld by, the Company as part or full payment for the exercise or purchase price of an award granted under the Plan or the 1999 Plan or to satisfy the Company’s withholding obligation with respect to an award granted under the Plan or the 1999 Plan or (ii) reacquired by the Company on the open market or otherwise using cash proceeds received by the Company from the exercise of stock options granted under the Plan or the 1999 Plan.

6. Stock Options.

(a) Generally. Stock options will consist of awards from the Company that will enable the holder to purchase a number of shares of common stock at set terms. Generally options granted under the Plan shall be options which do not constitute incentive stock options (“nonqualified stock options”). However, if the Committee determines that the Plan complies with statutory and regulatory requirements for granting incentive stock options, the Committee may grant a number of incentive stock options not to exceed the ISO Maximum. The Committee will have the authority to grant to any participant stock options (with or without stock appreciation rights). An option granted as an incentive stock option shall, to the extent it fails to qualify as an incentive stock option, be treated as a nonqualified option. Each stock option shall be subject to such terms and conditions, including vesting, consistent with the Plan as the Committee may impose from time to time, subject to the following limitations.

(b) Exercise Price. Each stock option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant. Except for assumptions or substitutions as set forth in Section 13, the exercise price of a stock option shall not be less than the fair market value (as defined in Section 17 of the Plan) on the date of grant.

(c) Payment of Exercise Price. The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of common stock of the Company then owned by the participant. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of permitting the exercise of a stock option by delivery of shares of common stock of the Company then owned by a participant, permitting the participant to provide the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the stock option.

(d) Exercise Period. Stock options granted under the Plan shall be exercisable to the extent vested, at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that except in the case of a Change of Control, or stock options granted in settlement of any obligation under any other compensation arrangement, or, to the extent provided in the award agreement upon the participant’s termination of service due to death or Disability (which shall have the meaning defined in the applicable award agreement, or in the absence of such definition shall be defined by the Committee), no stock option shall be exercisable earlier than the first anniversary of the date of grant; and provided, further, that no stock option granted on or after the Restatement Effective Date shall be exercisable later than seven (7) years (and with respect to stock options granted before the Restatement Effective Date, ten (10) years) after the date it is granted except in the event of a participant’s death within six (6) months prior to such expiration date, in which case, the exercise period of such participant’s stock options may be extended beyond such period but no later than one (1) year after the participant’s death. All stock options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant.

(e) Limitations on Incentive Stock Options. Incentive stock options may be granted only to participants who are employees of the Company or of a “parent corporation” or “subsidiary corporation” (as defined in Sections 424(e) and (f) of the Code, respectively) at the date of grant. The aggregate fair market value (determined as of the time the stock option is granted) of the common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any parent corporation or subsidiary corporation) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, incentive stock options will be taken into account in the order in which they are granted. The per-share exercise price of an incentive stock option shall not be less than one hundred percent (100%) of the fair market value of the common stock on the date of grant. No incentive stock option granted on or after the Restatement Effective Date may be exercised later than seven (7) years (and with respect to stock options granted before the Restatement Effective Date, ten (10) years) after the date it is granted or, in the case of the death of a participant, such longer period as permitted by Section 6(d).

(f) Additional Limitations on Incentive Stock Options for Ten Percent Shareholders. Incentive stock options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation, unless the exercise price of the option is fixed at not less than one hundred ten percent (110%) of the fair market value of the common stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five (5) years from the date of grant of such option or, in the case of the death of a participant, such longer period as permitted by Section 6(d).

7. Stock Appreciation Rights.

(a) Generally. The Committee may, in its discretion, grant stock appreciation rights, including a concurrent grant of stock appreciation rights in tandem with any stock option grant. A “stock appreciation right” means a right to receive a payment in cash, common stock or a combination thereof, in an amount equal to the excess of (i) the fair market value, or other specified valuation that does not exceed fair market value, of a specified number of shares of common stock on the date the right is exercised over (ii) the “base value”. Except as provided in Section 7(b) below and except for assumptions or substitutions as set forth in Section 13, the base value shall not be less than the fair market value of such shares of common stock on the date the right is granted, provided, however, that if a stock appreciation right is granted in tandem with or in substitution for a stock option, the designated fair market value in the award agreement shall reflect the exercise price of the stock option. Each stock appreciation right shall be subject to such terms and conditions, including vesting, as the Committee shall impose from time to time.

(b) Base Value. If a stock appreciation right is granted in substitution for other awards made by the Company, the base value may be less than the fair market value of the common stock underlying the stock appreciation right if the value used is the value of the shares on the date of grant of the award being substituted and such substitution otherwise complies with Code Section 409A.

(c) Exercise Period. Stock appreciation rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee; provided, however, that except in the case of a Change of Control, or stock appreciation rights granted in settlement of any obligation under any other compensation arrangement or, to the extent provided in the award agreement upon the participant’s termination of service due to death or Disability, no stock appreciation right shall be exercisable earlier than the first anniversary of the date of grant; and provided, further, that no stock appreciation right shall be exercisable later than seven (7) years (or with respect to stock appreciation rights granted before the Restatement Effective Date, ten (10) years) after the date it is granted, except in the event of a participant’s death within six (6) months prior to such expiration date, in which case, the exercise period of such participant’s stock appreciation rights may be extended beyond such period but no later than one (1) year after the participant’s death. All stock appreciation rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.

8. Restricted Stock Awards.

(a) Generally. The Committee may, in its discretion, grant restricted stock awards consisting of common stock issued or transferred to participants with or without other payments therefor, which are subject to transferability restrictions and/or a substantial risk of forfeiture. Except in the event of a Change of Control or to the extent provided in the award agreement upon the participant’s death or Disability (or in the case of awards granted prior to the Restatement Effective Date, settlement of any obligation under any other compensation arrangement), each restricted stock award shall vest not more rapidly than ratably over a period of three (3) years. Restricted stock awards shall be construed as an offer by the Company to the participant to purchase the number of shares of common stock subject to the restricted stock award at the purchase price, if any, established therefor, and shall be subject to acceptance by a participant.

(b) Payment of the Purchase Price. If a restricted stock award requires payment therefor, the purchase price of any shares of common stock subject to a restricted stock award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a stock option. Restricted stock awards may also be made in consideration of services rendered to the Company or its subsidiaries or affiliates.

(c) Additional Terms. Restricted stock awards may be subject to such terms and conditions, including vesting, as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods, and may constitute performance-based awards, as described in Section 11 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the common stock covered by such an award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

(d) Rights as a Shareholder. Holders of restricted stock awards have the right to receive dividends and to vote the shares; provided, however, unless the Committee or the award agreement provides otherwise, dividends on restricted stock awards shall be held in escrow and shall be payable, at such time as the restrictions on the shares lapse, in either cash, shares or if applicable the kind of property distributed as a dividend or any combination thereof. In all events, the terms of the award agreement providing for any such deferral of dividends shall not result in penalties on the participant under Code Section 409A(a)(1).

9. Stock Units.

The Committee may, in its discretion, grant stock units with each such stock unit representing one share of common stock of the Company. Stock units will be credited to a notional account maintained by the Company. Unless the award agreement provides otherwise, each stock unit shall also entitle the holder to an amount equal to the value of dividends paid in respect of one share of common stock of the Company during the period the unit is outstanding, which amount shall also be credited to the notional account. Stock units may be subject to such terms and conditions, including vesting and the time and method of settlement, as the Committee determines appropriate; provided, however, that unless the Committee or the award agreement provides otherwise, stock units shall be settled in shares of common stock; and provided, further, except in the case of a Change of Control, settlement of any obligation under any other compensation arrangement, or, to the extent provided in the award agreement upon the participant’s death or Disability, stock units may not completely vest prior to the expiration of three (3) years from the date of grant although they may vest ratably over a three year or longer vesting period. Stock units may constitute performance-based awards, as described in Section 11 hereof.

10. Cash Awards.

The Committee may grant awards to be settled in cash; provided, however, that non-employee directors shall not be eligible for cash awards. Cash awards may be subject to such terms and conditions, including vesting, as the Committee determines to be appropriate. Cash awards may constitute performance-based awards, as described in Section 11 hereof. The Company may, in its discretion, permit participants to defer settlement of cash awards in accordance with Code Section 409A. The maximum award that may be granted to any participant as a cash award for any performance period of thirty-six months is $3,000,000, with proportionate adjustments for shorter or longer performance periods between 1 and 5 years and $1,000,000 for cash awards that are unrelated to time-based vesting or performance periods.

11. Performance-Based Awards.

(a) Generally. Any awards granted under the Plan may be granted in a manner such that the awards qualify for the performance-based compensation exemption of Section 162(m) of the Code (“performance-based awards”). As determined by the Committee in its sole discretion, either the granting or vesting of such performance-based awards shall be based on achievement of hurdle rates, growth rates, and/or reductions in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole.

(b) Business Criteria. The business criteria shall be as follows, individually or in combination: (i) net earnings; (ii) earnings per share; (iii) net sales growth; (iv) market share; (v) operating profit; (vi) earnings before interest and taxes (EBIT); (vii) earnings before interest, taxes, depreciation and amortization (EBITDA); (viii) gross margin; (ix) expense targets; (x) working capital targets relating to inventory and/or accounts receivable; (xi) operating margin; (xii) return on equity; (xiii) return on assets; (xiv) planning accuracy (as measured by comparing planned results to actual results); (xv) market price per share; (xvi) total return to shareholders; (xvii) net income; (xviii) pro forma net income; (xix) return on capital; (xx) revenues; (xxi) expenses; (xxii) operating cash flow; (xxiii) net profit margin; (xxiv) employee headcount; (xxv) employee turnover; (xxvi) labor costs; and (xxvii) customer service. In addition, performance-based awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.

(c) Establishment of Performance Goals. With respect to performance-based awards, the Committee shall establish in writing (i) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (ii) the individual employees or class of employees to which such performance goals apply no later than ninety (90) days after the commencement of such period (but in no event after twenty-five percent (25%) of such period has elapsed).

(d) Certification of Performance. No performance-based awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

(e) Modification of Performance-Based Awards. With respect to any awards intended to qualify as performance-based awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. However, the measurement of performance against goals shall exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles as identified in the financial statements, notes to the financial statements or management’s discussion or analysis. In accordance with Section 162(m) of the Code, the Committee may only exercise negative discretion with respect to the amount of a performance-based award.

12. Foreign Laws. The Committee may grant awards to individual participants who are subject to the tax laws of nations other than the United States, which awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such awards by the appropriate foreign governmental entity; provided, however, that no such awards may be granted pursuant to this Section 12 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

13. Adjustment Provisions; Change of Control.

(a) Adjustment Generally. If there shall be any change in the common stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, special one-time cash dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, an adjustment shall be made to each outstanding stock option and stock appreciation right such that each such stock option and stock appreciation right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the common stock subject to such stock option or stock appreciation right had such stock option or stock appreciation right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur.

(b) Modification of Awards. In the event of any change or distribution described in subsection (a) above, in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee shall adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the Individual Maximum, the ISO Maximum, the number and kind of shares subject to outstanding awards, the exercise price applicable to outstanding awards, and the fair market value of the common stock and other value determinations applicable to outstanding awards; provided, however, that any such arithmetic adjustment to a performance-based award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. Appropriate adjustments may also be made by the Committee in the terms of any awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding awards on an equitable basis, including modifications of performance targets and changes in the length of performance periods; provided, however, that any such arithmetic adjustment to a performance-based award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. In addition, other than with respect to stock options, stock appreciation rights, and other awards intended to constitute performance-based awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

(c) Effect of a Change of Control. Notwithstanding any other provision of this Plan, if there is a Change of Control (as defined in subsection (d) below) of the Company, then unless the Committee provides otherwise, all then outstanding stock options, stock appreciation rights and stock units and unvested cash awards shall immediately vest and become exercisable and any restrictions on restricted stock awards or stock units shall immediately lapse. In addition, unless the Committee provides otherwise, all awards held by participants who are at the time of the Change of Control in the service of the Company, a subsidiary or affiliate shall remain exercisable for the remainder of their terms notwithstanding any subsequent termination of a participant’s service. Thereafter, all awards shall be subject to the terms of any agreement effecting the Change of Control, which agreement may provide, without limitation, that in lieu of continuing the awards, each stock option and stock appreciation right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and that such holder shall receive, with respect to each share of common stock subject to such stock option or stock appreciation right, an amount equal to the excess of the fair market value of such shares of common stock immediately prior to the occurrence of such Change of Control over the exercise price (or base price) per share underlying such stock option or stock appreciation right with such amount payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. A provision like the one contained in the preceding sentence shall be inapplicable to a stock option or stock appreciation right granted within six (6) months before the occurrence of a Change of Control if the holder of such stock option or stock appreciation right is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

(d) Definitions. For purposes of this Section 13, a “Change of Control” of the Company shall be deemed to have occurred upon any of the following events:

(i) Any person or persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (other than the Company or any subsidiary and other than “permitted holders”, as defined below) shall “beneficially own” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, at least twenty-five percent (25%) of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board;

(ii) Either (A) “current directors”, as defined below, shall cease for any reason to constitute at least a majority of the members of the Board (for these purposes, a current director shall mean any member of the Board as of the Effective Date, and any successor of a current director whose election, or nomination for election by the Company’s shareholders was approved by at least two-thirds (2/3) of the current directors then on the Board), or (B) at any meeting of the shareholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors shall fail to be elected;

(iii) Consummation of (A) a plan of complete liquidation of the Company, or (B) a merger or consolidation of the Company (x) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all shares of common stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for common stock of the subsidiary) or (y) pursuant to which the common stock is converted into cash, securities or other property, except in either case, a consolidation or merger of the Company in which the holders of the common stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger or in which the Board immediately prior the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation; or

(iv) The consummation of a sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

For purposes of this Section 13(d), “permitted holders” shall mean Miriam Olsten, Stuart Olsten, and Cheryl Olsten, and each of their spouses, their lineal descendants and their estates and their “affiliates” or “associates” (as defined in Rule 12b-2 of the Exchange Act), collectively, the “Olsten Stockholders”), so long as the Olsten Stockholders beneficially own 20% or less of the voting power of all classes of the capital stock of the Company entitled to vote generally in the election of the Board.

14. Termination of Service.

(a) Termination (other than for cause). Unless the Committee or the applicable award agreement provides otherwise, if a participant’s service with the Company or any subsidiary or affiliate terminates for any reason other than for “cause” (which shall have the meaning defined in the applicable award agreement or, in the absence of such definition shall be defined by the Committee):

(i) Stock options/stock appreciation rights. Except as provided in Section 13(c) hereof, any outstanding stock options and stock appreciation rights shall expire on the earlier of:

(A) the expiration of their term,

(B) ninety (90) days following termination of the participant’s service other than termination of service on account of death, Disability or retirement,

(C) twelve (12) months following termination of the participant’s service as a result of death or Disability or on account of “retirement” (which for purposes of this Plan means termination of service at age 55 or later with ten (10) or more years of service, at age 62 or later with five (5) or more years of service, at age 65 or later, or at such other age as the Committee may determine and include in the applicable award agreement);

provided, however, that a participant (or in the case of the participant’s death or Disability, the participant’s representative) may exercise all or part of the participant’s stock options and stock appreciation rights at any time before the expiration of such stock options following termination of service only to the extent that the stock options and stock appreciation rights are vested on or before the date participant’s service terminates. The balance of the stock options and stock appreciation rights (which are not vested on the date participant’s service terminates) shall lapse when the participant’s service terminates.

If by virtue of this provision, an incentive stock option is not exercised within three (3) months after a participant’s employment terminates, then unless such participant’s employment termination is due to his or her death or Disability (defined for this purpose only as described in Section 22(e)(3) of the Code), the incentive stock option shall be treated as a nonqualified stock option.

(ii) Restricted Stock Awards/Stock Units. All unvested restricted stock awards and stock units shall expire upon termination of service.

(iii) Cash Awards/Performance-Based Awards. All cash awards and performance-based awards shall be forfeited upon termination of service; provided, however, that to the extent performance criteria are met, and if a participant has satisfied all of the other conditions to receiving such award (except that the participant is not in service on the payment date due to his or her termination of service by the Company without cause, or because of the participant’s retirement, death or Disability), such award shall be payable to the participant at the regularly scheduled payment date.

(b) Termination of Service (for Cause). All of a participant’s awards (including any exercised stock options for which shares or cash have not been delivered to the participant) shall be cancelled and forfeited immediately on the date of the participant’s termination of service with the Company or any subsidiary if such termination is for cause or cause exists on such date, and the Company shall return to the participant the price (if any) paid for any undelivered shares. Should a participant die at a time when cause exists, all of the participant’s awards (including any exercised stock options for which shares have not been delivered to the participant) shall be cancelled and forfeited immediately as of the date of the participant’s death.

(c) Leave of Absence. For purposes of this Section, service shall be deemed to continue while the participant is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Committee).

15. Nontransferability. Each award granted under the Plan to a participant shall not be transferable except by will or the laws of descent and distribution or as permitted by the Committee, which shall only have discretion to permit transferability to third parties if no consideration is received by the participant. In the event of the death of a participant (which for this purpose only shall include any transferee), each stock option or stock appreciation right theretofore granted to him or her shall be exercisable during such period after his or her death as described in Section 14 hereof but unless the Committee or the award agreement provides otherwise, such award shall only be exercisable by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the stock option or stock appreciation right shall pass by will or the laws of descent and distribution.

16. Other Provisions. The granting of or distribution under any award under the Plan may also be subject to such other provisions (whether or not applicable to the awards of any other participant) as the Committee determines appropriate, including, without limitation, for the forfeiture of, or restrictions on resale or other disposition of, common stock acquired under any form of award, for the acceleration of exercisability or vesting of awards in the event of a Change of Control, for the payment of the value of awards to participants in the event of a Change of Control, or to comply with federal and state securities laws, or understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Plan.

17. Fair Market Value. For purposes of this Plan and any awards awarded hereunder, fair market value shall mean the amount determined by the Committee (in accordance with Section 409A of the Internal Revenue Code, to the extent such provisions are applicable) as the fair market value of the common stock of the Company.

18. Withholding. All payments or distributions of awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements at the minimum statutory withholding rates. If the Company proposes or is required to distribute common stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such common stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any award consisting of shares of common stock by electing to have the Company withhold shares of common stock having a fair market value equal to the amount of tax to be withheld, such tax calculated at minimum statutory withholding rates.

19. Tenure. A participant’s right, if any, to continue to serve the Company or any of its subsidiaries or affiliates as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

20. Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

21. No Fractional Shares. No fractional shares of common stock shall be issued or delivered pursuant to the Plan or any award. The Committee shall determine whether cash, or awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

22. Duration, Amendment and Termination. No award shall be granted more than ten (10) years after the Restatement Effective Date. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. No amendment of the Plan may be made without approval of the shareholders of the Company if the amendment will: (i) increase the aggregate number of shares of common stock that may be delivered through stock options under the Plan; (ii) increase the Maximum Shares or the Individual Maximum as set forth in Section 5 hereof; (iii) permit the re-pricing of an award to a lower exercise price, base price or purchase price, as applicable, (including, without limitation, the cancellation of an award in exchange for cash or another award) other than in connection with a Change of Control or a substitute award made in exchange for another award; (iv) change the types of business criteria on which performance-based awards are to be based under the Plan; (v) modify the requirements as to eligibility for participation in the Plan; or (vi) change the legal entity authorized to make awards under the Plan.

23. Governing Law. This Plan, awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

24. Effective Date. The Plan was originally effective as of March 15, 2004 (the “Effective Date”) and was thereafter amended on August 8, 2007 (the “Original Plan”). The amendment and restatement of the Plan shall be effective as of February 25, 2009, the date on which this amendment and restatement was adopted by the Committee (the “Restatement Effective Date”), provided that the amendment and restatement is approved by the shareholders of the Company at an annual meeting or any special meeting of shareholders of the Company within twelve (12) months of the Restatement Effective Date, and such approval of shareholders shall be a condition to the right of each participant to receive any awards under the amended and restated terms of the Plan. No award granted after the Restatement Effective Date may be exercised or settled and no restrictions relating to any such award may lapse prior to such shareholder approval, provided that if the shareholders fail to approve the amendment and restatement of the Plan as specified hereunder, any such award granted after the Restatement Effective Date shall be deemed granted under the Original Plan and, where the terms of such award are inconsistent with the terms of the Original Plan, the terms of the Original Plan shall automatically govern.

25. Applicability of and Compliance with Code Section 409A. Notwithstanding any provision of the Plan or any award agreement to the contrary, each award granted under the Plan either shall be excepted from the requirements of Section 409A of the Code or shall comply with the requirements of Section 409A of the Code, and the terms of the Plan and each award agreement shall be interpreted consistent therewith; provided, further, that (unless specifically authorized in this Section 25) the Committee shall not have the authority to grant any award that does not comply with the provisions of this Section 25. An award that is excepted from the requirements of Section 409A of the Code may not be amended or otherwise modified in such a manner that the award becomes subject to Section 409A of the Code unless the Committee expressly provides that the amendment or modification is intended to subject the award to the requirements of Section 409A of the Code and the amended or modified award complies with such requirements. An award that is subject to the requirements of Section 409A of the Code may not be amended or otherwise modified in such a manner that the award no longer complies with Section 409A of the Code unless the Committee expressly provides that the amendment or modification is intended to be non-compliant with Section 409A of the Code.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11 PM, Eastern Time the day before the out-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions,

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, do Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

The Board of Direotors recommends that you vote FOR the following:

1. Election of Directors

Nominees

For Withhold For All

All All Except

000

To withhold authority to vote for an individual nominee(s) , mark “For All Except” and write the number(s) of the nominee(a) on the line below.

For address change/comments, mark here.

(see reverse for instructions) Yes No

Please indicate if you plan to attend this meeting 0 0

Please sign exactly as your name(s) appear(s) hereon. When signing an attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders nest sign. If a corporation or partnership, please sign is fall corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

GENTIVA HEALTH SERVICES, INC.

3350 RIVERW000 PARKWAY

SUITE 1400

ATLANTA, GA 30339

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

2121EOS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACHAND RETURN THIS PORTION ONLY

01

06

Victor F. Ganzi 02

Rodney 0. Windley

Ronald A. Malone 03 Stuart Olsten

04 Tony Strange

05 Raymond S. Troabh

The

Board of Directors recommends

you vote FOR the following proposal(s):

For

Against

Abstain

2

Ratification of appointment of

Pricewaterhousecoopers LLP an independent registered

public

amounting

firm.

0

0

0

3

Approval of Company Amended

and Restated 2004 Equity Incentive Plan.

0

0

0

NOTE: Such other business as nay

properly come before the meeting or any adjournment thereof.

C

N

N

C

C

C

C

C

0

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Annual Report is/are available at www.proxyvote.com.

GENTIVA HEALTH SERVICES, INC.

Proxy Solicited on Behalf of the Board of Directors for the

Annual Meeting of Shareholders, May 14, 2009

The undersigned hereby appoints Tony Strenge, John R. Potepchuk and Stephen B. Paige, and each of Them, as proxies, with full power of substitution, to represent and to vote, as designated herein, all shares of Common Stock of Gentiva Health Services, Inc. (the “Company”), at its Annual Meeting of Shareholders to be held at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339 on Thursday, May 14, 2009 at 9:30 a.m., and at all adjournments thereof, which the undersigned could vote, if personally present, in such manner as the proxies may determine on any matters which may properly come before the meeting and to vote on the items as specified on the reverse side.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FOR APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address change/comments:

(It you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

C

C

Continued and to be signed on reverse side